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                                                                    Exhibit 99.1

                    SETTLEMENT AGREEMENT AND GENERAL RELEASE

     This Settlement Agreement and General Release (this "Agreement") is hereby entered into by and between Peter Weigand, an individual (the "Executive"), and Commerce Energy, Inc., a California corporation, formerly known as Commonwealth Energy Corporation, (the "Company"), and Commerce Energy Group, Inc., a Delaware corporation ("Commerce").

                                    RECITALS

     The Executive was employed as President of the Company and Commerce pursuant to an Executive Employment Agreement by and among the Company, Commerce and the Executive dated as of April 1, 2004, attached hereto as Exhibit A (the "Employment Agreement"), until his employment and status as an officer of Commerce, the Company and any of their parents, direct or indirect subsidiaries, affiliates, divisions or related entities (collectively referred to herein as "Commerce and its Related Entities") was terminated without cause, effective on October 8, 2005 (the "Termination Date").

                                    AGREEMENT

     In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

          1. Effective Date. Except as otherwise provided herein, this Agreement shall be effective on the eighth day after it has been executed by each of the parties (the "Effective Date").

          2. No Continuation of Employee Benefits. Except as expressly provided in this Agreement or in the plan documents governing Commerce's and the Company's employee benefit plans, the Executive acknowledges that he no longer is eligible to receive, accrue or participate in any employee benefits or benefit plans provided by Commerce and its Related Entities for employees, including, without limitation, medical, dental and life insurance benefits, and Commerce's 401(k) retirement plan; provided, however, that nothing in this Agreement shall waive the Executive's right to any vested amounts in Commerce's 401(k) retirement plan, which amounts shall be handled as provided in the plan.

          3. COBRA Benefits. The Company shall provide the Executive with continuation of the same level of coverage under the terms of COBRA for a period of twelve (12) months following the Termination Date. Thereafter, the Executive shall have the right to continue such coverage at his own expense in accordance with the provisions of COBRA.

          4. Amendment to the Employment Agreement. In return for the Executive's promises in this Agreement and the Executive's promise to enter into Amendment No. 1 to the Employment Agreement, Amendment No. 1 to the Agreement Not to Engage in Prohibited Activities and Amendment No. 1 to the Agreement Not to Compete, each specifically referenced in Section 10 herein, Commerce and the Company shall enter into (a) Amendment No. 1 to the Employment Agreement to provide in Section 7(c)(ii) therein that (i) the Executive shall receive

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a lump sum payment in the gross amount of $566,666.67, less customary payroll deductions required by law and (ii) the defined term "Prohibited Activities" shall be amended and defined as set forth on Exhibit B hereto; and (b) Amendment No. 1 to the Agreement Not to Compete, dated April 1, 2004 by and among the Executive, the Company and Commerce to amend the defined term "Prohibited Activities" as set forth on Exhibit B hereto; and (c) Amendment No. 1 to the Agreement Not to Engage in Prohibited Activities to reflect the change in the above-referenced definition of "Prohibited Activities." The foregoing amount shall be paid in a single payment on April 10, 2006 (the first business day after the expiration of the six month period commencing on the day after the Termination Date), as long as the Executive has not revoked certain Sections of this Agreement as provided in Section 14(c) below, and Commerce's Chief Executive Officer has received a signed original of this Agreement. The payment shall be made, at the option of the Executive, by check mailed to the Executive or wire transfer to an account specified by him.

          5. Acknowledgement of Total Compensation and Indebtedness. The Executive acknowledges and agrees that the payment referred to under Section 4 of this Agreement extinguishes any and all obligations for monies or other compensation or benefits that the Executive claims or could claim to have earned or claims or could claim is owed to him as a result of his employment by Commerce and its Related Entities through the Termination Date, under the Employment Agreement or otherwise, except as expressly set forth herein.

          6. Purchase of Shares.

               (a) The Executive hereby represents and warrants that he beneficially and of record currently holds a total of 1,114,479 shares of the common stock of Commerce (the "Shares") and that, other than the options referenced in Section 7 herein, he does not own, of record or beneficially any other shares of the common stock of Commerce. Certain of Executive's shares are held in escrow for the benefit of Commerce, and Commerce will be releasing such shares in order to facilitate the transactions contemplated by this Agreement.

               (b) Commerce will purchase 994,479 of the Shares (the "Acquired Shares") at the price of $1.50 per share for a total purchase price of $1,491,718.50 (the "Total Purchase Price"). The Total Purchase Price shall be paid as follows: (a) $745,859.25 paid one business day after the Effective Date, and (b) $745,859.25 paid in five (5) equal installments (plus interest), commencing on December 1, 2005 pursuant to an unsecured promissory note in the form attached hereto as Exhibit C. Commerce's obligation to purchase the Acquired Shares shall be cancelled and Commerce shall have no obligation to purchase the Acquired Shares if the Executive revokes certain Sections of this Agreement as provided in Section 14(c) below, or the Company and Commerce have not received a signed original of this Agreement and the other documents required in connection with it.

               (c) In connection with the sale of the Acquired Shares to Commerce, the Executive hereby represents and warrants to Commerce that (i) the Executive is, and on the Effective Date will be, the record owner of the Acquired Shares and has, and on the Effective Date will have, good and marketable title thereto, with full right and power to transfer and sell the Acquired Shares to Commerce in accordance with this Agreement, free and clear of all liens, pledges, security interests, claims, charges, restrictions, prior assignments and encumbrances of any nature whatsoever, other than restrictions which arise under the securities laws and any


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escrow arrangements in favor of Commerce or the Company; and (ii) as of the date the Executive executes this Agreement, and as of the Effective Date, the sale of the Acquired Shares to Commerce does not, and will not, violate any other restriction of any kind or character to which the Executive is subject. As a condition precedent to the Company's and Commerce's execution of this Agreement, the Executive's spouse shall execute a spousal consent in the form attached hereto as Exhibit D consenting to the sale of the Acquired Shares as specified in this Agreement. The Executive acknowledges that Commerce and Paul, Hastings, Janofsky & Walker, LLP ("Paul Hastings"), counsel to Commerce, will rely on the truth and accuracy of the representations of the Executive and the Executive's spouse in connection with the transactions contemplated by this Agreement, all documents related to this Agreement and, with respect to Paul Hastings, its opinion to the transfer agent to Commerce, if necessary. The Executive agrees to advise Commerce and Paul Hastings no later than the Effective Date if the foregoing representations and warranties relating to the Acquired Shares become inaccurate or incomplete in any respect.

               (d) The Executive acknowledges that he has agreed to sell to certain of Commerce's directors an aggregate of 120,000 shares (the "Director Shares"). To the extent that the Executive does not sell all of the Director Shares to a current director or directors of Commerce (the "Remaining Shares"), the Executive agrees to sell, and Commerce agrees to purchase, the Remaining Shares to Commerce at the price of $1.50 per share pursuant to the same terms as Commerce purchased the Acquired Shares. Commerce's obligation to purchase the Director Shares shall be cancelled and Commerce shall have no obligation to purchase the Director Shares if the Executive revokes certain Sections of this Agreement as provided in Section 14(c) below, or if the Company and Commerce have not received a signed original of this Agreement and the other documents required in connection with it.

          7. Cancellation of Stock Options. The Executive acknowledges that he has been granted options to purchase 600,000 shares of the common stock of Commerce with an exercise price of $1.92 per share (the "Options"), all of which are currently subject to exercise. The parties hereto agree that the Options or other rights to purchase securities of Commerce shall be cancelled as of the Effective Date, provided that the Executive has not revoked certain provisions of this Agreement as provided in Section 14(c) below.

          8. Tax Consequences. The Executive acknowledges that (a) the Company has not made any representations to him about, and that he has not relied upon any statement in this Agreement with respect to, any individual tax consequences that may arise by virtue of the special payment provided under this Agreement and/or his sale of the Acquired Shares, including, but not limited to, the applicability of Section 409A of the Internal Revenue Code, and (b) he has consulted or will consult with his own tax advisors as to any such tax consequences.

          9. Standstill Agreement. The Executive shall sign the standstill agreement attached hereto as Exhibit E. The Executive's obligations under the standstill agreement shall be cancelled if Executive revokes certain Sections of this Agreement as provided in Section 14(c) below.


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          10. Status of Related Agreements and Future Employment.

               (a) Agreements Between the Executive and the Company. The Executive, Commerce and the Company agree that, in addition to this Agreement, the Employment Agreement, attached hereto as Exhibit A; the Indemnification Agreement dated as of July 1, 2004, attached hereto as Exhibit F ("Commerce Indemnification Agreement"); the Agreement Not to Compete, dated April 1, 2004 ("Noncompete Agreement"), attached hereto as Exhibit G; the Agreement Not to Engage in Prohibited Activities, dated October 8, 2005, attached hereto as Exhibit H (the "Prohibited Activities Agreement"); Amendment No. 1 to the Executive Employment Agreement dated November 17, 2005, attached hereto as
Exhibit I; Amendment No. 1 to the Agreement Not to Compete, dated November 17, 2005, attached hereto as Exhibit J; and Amendment No. 1 to the Agreement Not to Engage in Prohibited Activities dated November 17, 2005, attached hereto as Exhibit K; are the only other executed agreements between the Company or Commerce and the Executive. Unless otherwise specified, the defined term "Employment Agreement" herein shall mean the Employment Agreement, as amended by Amendment No. 1 to the Employment Agreement, the defined term "Noncompete Agreement" shall mean the Noncompete Agreement, as amended by Amendment No. 1 to the Noncompete Agreement dated November 17, 2005, and the defined term "Prohibited Activities Agreement" shall mean the Prohibited Activities Agreement, as amended by Amendment No. 1 to the Agreement Not to Engage in Prohibited Activities dated November 17, 2005;

               (b) Employment Agreement. The Executive acknowledges that the duties and obligations set forth in Sections 9 through 11 of the Employment Agreement extend beyond the Termination Date. In the event that any provision of this Agreement conflicts with Sections 9 through 11 of the Employment Agreement, the terms and provisions of the section(s) providing the greatest protection to Commerce and its Related Entities shall control;

               (c) Indemnification Agreements and Indemnification. Notwithstanding the termination of the Executive as an employee and officer of Commerce and its Related Entities or any provision of this Agreement, the Executive, the Company and Commerce each acknowledge and agree that the Commonwealth Indemnification Agreement and the Commerce Indemnification Agreement shall remain in full force and effect in accordance with their terms; and

               (d) Noncompete Agreement and Prohibited Activities Agreement. Notwithstanding the termination of the Executive as an employee and officer of Commerce and its Related Entities or any provision of this Agreement, the Executive, the Company and Commerce each acknowledge and agree that each of the Noncompete Agreement and the Prohibited Activities Agreement shall remain in full force and effect in accordance with their respective terms.

          11. Mutual Releases.

               (a) Release by the Executive. Except as otherwise expressly provided in this Agreement, the Executive, for himself and his heirs, executors, administrators, assigns, affiliates, successors and agents (collectively, the "Executive's Affiliates") hereby fully and without limitation releases and forever discharges Commerce and its Related Entities, and each


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of their respective agents, representatives, shareholders, owners, officers, directors, employees, consultants, attorneys, auditors, accountants, investigators, affiliates, successors and assigns (collectively, the "Commerce Releasees"), both individually and collectively, from any and all rights, claims, demands, liabilities, actions, causes of action, damages, losses, costs, expenses and compensation, of whatever nature whatsoever, known or unknown, fixed or contingent, which the Executive or any of the Executive's Affiliates has or may have or may claim to have against the Commerce Releasees by reason of any matter, cause, or thing whatsoever, from the beginning of time to the Effective Date ("Claims"), including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to the recruitment, hiring, employment, relocation, remuneration, investigation or termination of the Executive by any of the Commerce Releasees, the Executive's tenure as an employee and/or an officer of any of the Commerce Releasees, any agreement or compensation arrangement between the Executive and any of the Commerce Releasees (including, without limitation, the Employment Agreement), or any act or occurrence in connection with any actual, existing, proposed, prospective or claimed ownership interest of any nature of the Executive or the Executive's Affiliates in equity capital or rights in equity capital or other securities of any of the Commerce Releasees, or in connection with the Agreement and Plan of Merger dated March 29, 2004, by and among the Company, Skipping Stone Acquisition Corporation, Skipping Stone, Inc. and the holders of Skipping Stone, Inc. common stock (the "Skipping Stone Merger Agreement") and any other document or agreement referenced in the Skipping Stone Merger Agreement (the "Skipping Stone Agreements"), including, without limitation, the delivery of the shares of Commerce's common stock due to him under the Skipping Stone Agreements, to the maximum extent permitted by law. The Executive specifically and expressly releases any Claims arising out of or based on: the California Fair Employment and Housing Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Americans With Disabilities Act; the National Labor Relations Act, as amended; the Equal Pay Act; ERISA; any provision of the California Labor Code; the California common law on fraud, misrepresentation, negligence, defamation, infliction of emotional distress or other tort, breach of contract or covenant, violation of public policy or wrongful termination; state or federal wage and hour laws; or any other state or federal law, rule or regulation dealing with the employment relationship or operating a publicly held business. Nothing contained in this Section 11 or any other provision of this Agreement shall release or waive any right that Executive has to indemnification and/or reimbursement of expenses by Commerce or the Company with respect to which the Executive may be eligible as provided in Section 10(c), above.

               (b) Release by Commerce and its Related Entities. Commerce and its Related Entities hereby fully and without limitation release and forever discharge the Executive and Executive's Affiliates, as well as their respective heirs, assigns, agents and attorneys ("Executive Releasees"), individually and collectively, from any and all rights, claims, demands, liabilities, actions, causes of action, damages, losses, costs, expenses and compensation, of whatever nature, known or unknown, fixed or contingent, which Commerce and its Related Entities has or may have or may claim to have against the Executive Releasees by reason of any matter, cause or thing whatsoever from the first date the Executive was an employee, officer or director of Commerce and its Related Entities, or the predecessors of Commerce and its Related Entities, to the Effective Date, including, without limitation, any claims arising from the Executive's performance of his duties as a director, officer or employee.


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          12. Waiver of Civil Code Section 1542.

               (a) The Executive and Commerce and its Related Entities understand and agree that their releases provided herein extend to all Claims released above whether known or unknown, suspected or unsuspected. The Executive and Commerce and its Related Entities expressly waive and relinquish any and all rights he/it may have under California Civil Code Section 1542, which provides as follows:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

               (b) The Executive expressly waives and releases any rights and benefits which he has or may have under any similar law or rule of any other jurisdiction. It is the intention of each party through this Agreement to fully, finally and forever settle and release the Claims as set forth above. In furtherance of such intention, the release herein given shall be and remain in effect as a full and complete release of such matters notwithstanding the discovery of any additional Claims or facts relating thereto.

               (c) To the extent that Section 1542 may be deemed to apply to the Company's and/or Commerce's release set forth in Section 11(b), the Company and Commerce, on behalf of themselves and their Related Entities, expressly waive and relinquish any and all rights it or they may have under such Section, and any rights and benefits which it or they may have under any similar law or rule of any other jurisdiction.

          13. Release of Federal Age Discrimination Claims by the Executive. The Executive hereby knowingly and voluntarily waives and releases all rights and claims, known or unknown, arising under the Age Discrimination In Employment Act of 1967, as amended ("ADEA"), which he might otherwise have had against Commerce or the Company or any of the Commerce Releasees regarding any actions which occurred prior to the Effective Date.

          14. Rights Under the Older Workers Benefit Protection Act. In accordance with the Older Workers Benefit Protection Act of 1990, the Executive hereby is advised of the following:

               (a) The Executive has the right to consult with an attorney before signing this Agreement and is encouraged by Commerce and the Company to do so;

               (b) The Executive has twenty-one (21) days from his receipt of this Agreement to consider it; and

               (c) The Executive has seven (7) days after signing this Agreement to revoke Sections 5, 11 and 13 of this Agreement (which must be revoked in their entirety and as a group), and such Sections of this Agreement (as a group) will not be effective until that revocation period has expired without exercise. The Executive agrees that in order to exercise


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his right to revoke the above-referenced Sections of this Agreement within such seven (7) day period, he must do so in a signed writing delivered to Commerce's Chief Executive Officer before the close of business on the seventh calendar day after he signs this Agreement.

          15. Confidentiality of Agreement. After the execution of this Agreement by the Executive, neither the Executive, his attorney, nor any person acting by, through, under or in concert with them, shall disclose any of the terms of or amount paid under this Agreement (other than to state that Commerce has filed this Agreement and/or agreements related thereto as public documents) or the negotiation thereof to any individual or entity; provided, however, that the foregoing shall not prevent such disclosures by the Executive to his attorneys, tax advisors and/or spouse, or as may be required by law.

          16. No Filings. The Executive represents that he has not filed any lawsuits, claims, charges or complaints against Commerce, the Company or the Commerce Releasees with any local, state or federal agency or court from the beginning of time to the date of execution of this Agreement; that he will not do so at any time hereafter based upon events prior to the date of execution of this Agreement; that he will not induce, encourage, solicit or assist any other person or entity to file or pursue any proceeding of any kind against Commerce, the Company or the Commerce Releasees or voluntarily appear or invite a subpoena to testify in any such legal proceeding; and that, if any such agency or court ever assumes jurisdiction over any such lawsuit, claim, charge or complaint and/or purports to bring any legal proceeding, in whole or in part, on behalf of the Executive based upon events occurring prior to the execution of this Agreement, the Executive will request such agency or court to withdraw from and/or to dismiss the lawsuit, claim, charge or complaint with prejudice. This
Section 16 shall not prohibit the Executive from challenging the validity of the ADEA release in Section 13 of this Agreement. It shall not be a breach of this
Section 16 for the Executive to testify truthfully in any judicial or administrative proceeding.

          17. Confidential and Proprietary Information. The Executive acknowledges that certain information, observations and data obtained by him during the course of or related to his employment with Commerce and its Related Entities (including, without limitation, projection programs, business plans, business matrix programs (i.e., measurement of business), strategic financial projections, certain financial information, shareholder information, product design information, marketing plans or proposals, personnel information, customer lists and other customer information) are the sole property of Commerce and its Related Entities and constitute Confidential Information as defined in
Section 9 of the Employment Agreement. The Executive represents and warrants that he has returned all files, customer lists, financial information and other property of Commerce and its Related Entities that were in the Executive's possession or control without retaining copies thereof. The Executive further represents and warrants that he does not have in his possession or control any files, customer lists, financial information or other property of Commerce and its Related Entities, except for the Confidential Information specified on Exhibit L hereto, which was rightfully received by the Executive in his capacity as a director of Commerce and the parties hereto agree may be retained by the Executive. In addition to his promises in Section 9 of the Employment Agreement, the Executive agrees that he will not disclose to any person or use any such information, observations or data without the written consent of the Board of Directors of Commerce. If the Executive is served with a deposition subpoena or other legal process calling for the disclosure


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of such information, or if he is contacted by any third person requesting such information, he will notify Commerce's Chief Executive Officer as soon as is reasonably practicable after receiving notice and will reasonably cooperate with Commerce and its Related Entities in minimizing the disclosure thereof.

          18. Remedies. The Executive acknowledges that any unfair competition or misuse of trade secret or Confidential Information belonging to Commerce and its Related Entities, or any violation of Sections 9 and 10 of the Employment Agreement, any violation of the Noncompete Agreement and the Prohibited Activities Agreement, and any violation of Sections 15 and 17 of this Agreement, will result in irreparable harm to Commerce and its Related Entities, and therefore, Commerce and its Related Entities shall, in addition to any other remedies, be entitled to immediate injunctive relief. To the extent there is any conflict between Section 11 of the Employment Agreement and/or Section 4 of the Noncompete Agreement and this Section 18, the provision providing the greatest protection to Commerce and its Related Entities shall control. In addition, in the event of a breach of any provision of this Agreement by the Executive, including Sections 15 and 17, the Executive shall forfeit, and Commerce and its Related Entities shall be released from paying the payment under Section 4, above, or, if the breach occurs after the payment has been made, Commerce and its Related Entities shall, without excluding other remedies available to them, be entitled to an award in the amount of the payment made by Commerce to the Executive.

          19. Cooperation Clause.

               (a) To facilitate the orderly conduct of Commerce and its Related Entities' businesses, for twelve (12) months after the Effective Date, the Executive agrees to cooperate with Commerce's and its Related Entities' reasonable requests for information or assistance related to the time of his employment, including by using his best efforts to facilitate obtaining releases from Greg Lander, Eric Alam and Bruno Kvetinskas, each a former holder of shares of Skipping Stone Inc. common stock (collectively, the "Skipping Stone Stockholders"), in connection with any and all rights, claims, demands, liabilities, actions, courses of action, damages, losses, costs and expenses including but not limited to, the release from an escrow arrangement of the shares of common stock of Commerce held in connection with the Skipping Stone Agreements.

               (b) For twelve (12) months after the Effective Date, the Executive agrees to cooperate with Commerce's and its Related Entities' and its or their counsel's reasonable requests for information or assistance related to
(i) any investigations (including internal investigations) and audits of Commerce's and its Related Entities' management's current and past conduct and business and accounting practices and (ii) Commerce's and its Related Entities' defense of, or other participation in, any administrative, judicial, or other proceeding arising from any charge, complaint or other action which has been or may be filed relating to the period during which the Executive was engaged in employment with Commerce and its Related Entities. Except as required by law or authorized in advance by the Board of Directors of Commerce, the Executive will not communicate, directly or indirectly, with any third party, including any person or representative of any group of people or entity who is suing or has indicated that a legal action against Commerce and its Related Entities or any of their directors or officers is being contemplated, concerning the management or governance of Commerce and its


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Related Entities, the operations of Commerce and its Related Entities, the legal positions taken by Commerce and its Related Entities, or the financial status of Commerce and its Related Entities. If asked about any such individuals or matters, the Executive shall say: "I have no comment," or words to that general effect, and shall direct the inquirer to Commerce. The Executive acknowledges that any material violation of this Section 19 will result in irreparable harm to Commerce and its Related Entities and will give rise to an immediate action by Commerce and its Related Entities for injunctive relief.

               (c) Commerce agrees to reimburse the Executive for all reasonable expenses the Executive incurs in providing information and/or assistance under this Section as long as the expenses have been authorized by Commerce's Chief Executive Officer or its Board of Directors in advance. Further, the Executive shall not be required to provide any information or assistance under this Section that exceeds twenty (20) hours, unless the parties hereto shall agree upon a commercially reasonable rate of compensation for the additional assistance. The Executive shall be in compliance with this Section as long as he provides reasonable cooperation, upon reasonable notice and so long as Commerce's requests for information and/or assistance are in a commercially reasonable time, place and manner. It shall not be a breach of this Section 19 for the Executive to testify truthfully in any judicial or administrative proceeding, or pursuant to court order.

          20. No Future Employment/No Appointment as a Director. The Executive understands that his employment and status as an officer with Commerce and its Related Entities irrevocably ended as of the Termination Date and will not be resumed at any time in the future. The Executive agrees that he will not apply for, seek or accept employment by Commerce and its Related Entities at any time and will not apply for, seek or accept the nomination for or appointment as a director of Commerce and its Related Entities, unless invited to do so by Commerce and its Related Entities.

          21. Mutual Non-disparagement. The Executive agrees not to disparage or otherwise publish or communicate derogatory statements about Commerce and its Related Entities and any director, officer or manager and/or the products and services of these entities to any third party. Commerce and its Related Entities will not authorize or tolerate any disparagement of, or the publication or other communication of derogatory statements about, the Executive and/or the Executive's knowledge, skill, abilities or managerial or employment performance to any third party. It shall not be a breach of this Section 21 for the Executive or an authorized representative of Commerce and its Related Entities to testify truthfully in any judicial or administrative proceeding, or to make factually accurate statements required in legal or public filings.

          22. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflict of laws.

          23. Venue and Waiver of Right to Jury Trial. The parties hereto agree that all actions or proceedings arising directly or indirectly under or related to this Agreement, whether instituted by the Executive or Commerce and its Related Entities, shall be litigated in courts located within the State of California, County of Orange, and each of the parties hereto expressly


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consents to the jurisdiction of any local, state or federal court located within said state and county, and consents that any service of process in such action or proceeding may be made by personal service upon him/it wherever he/it may be located, or by certified or registered mail directed to his/its last known address. The parties hereby waive trial by jury in connection with any future dispute between them, any objection based on forum non conveniens, and/or any objection to venue of any action instituted as provided in this Section 23.

          24. Attorneys' Fees. Commerce agrees to pay fees and expenses billed to the Executive by Payne & Fears LLP up to a maximum amount of $28,172, which is his share of the $56,344 incurred for all services rendered to the Executive and Richard L. Boughrum up to the Effective Date, which services relate to the Executive's employment with Commerce and its Related Entities. The fees payable to Payne & Fears under this Section 24 will be wired directly to Payne & Fears on the first business day after the Effective Date. Attorneys' fees in connection with any matter to which the Executive is entitled to indemnification under the Commerce Indemnification Agreement after the Effective Date shall be governed by that agreement and not this Section 24. Except as otherwise provided in this Section 24, in any action, litigation or proceeding between the parties arising out of or in relation to this Agreement, including any purported breach of this Agreement, the prevailing party shall be entitled to an award of its costs and expenses, including reasonable attorneys' fees.

          25. Non-Admission of Liability. The parties understand and agree that neither the payment of any sum of money nor the execution of this Agreement by the parties will constitute or be construed as an admission of any wrongdoing or liability whatsoever by any party.

          26. Severability. If any one or more of the provisions contained herein (or parts thereof), or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof will not be in any way impaired or affected, it being intended that all of the rights and privileges shall be enforceable to the fullest extent permitted by law.

          27. Entire Agreement. This Agreement, together with the attachments hereto, represents the sole and entire agreement among the parties and, except as expressly stated herein, supersedes all prior agreements, negotiations and discussions among the parties with respect to the subject matters contained herein.

          28. Waiver. No waiver by any party hereto at any time of any breach of, or compliance with, any condition or provision of this Agreement to be performed by any other party hereto may be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

          29. Amendment. This Agreement may be modified or amended only if such modification or amendment is agreed to in writing and signed by duly authorized representatives of the parties hereto, which writing expressly states the intent of the parties to modify this Agreement.


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          30. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original as against any party that has signed it, but all of which together will constitute one and the same instrument.

          31. Assignment. This Agreement inures to the benefit of and is binding upon the Company and its successors and assigns, but the Executive's rights under this Agreement are not assignable, except to his estate.

          32. Notice. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) if personally delivered; (b) if sent by telecopy or facsimile (except for legal process); or (c) if mailed by overnight or by first class, certified or registered mail, postage prepaid, return receipt requested, and properly addressed as follows:

     If to the Executive:   Peter Weigand
                            12136 Skyline
                            Santa Ana, California 92705
                            Fax: (714) 731-0731

     If to the Company      Commerce Energy Group, Inc.
     or Commerce:           600 Anton Boulevard, Suite 2000
                            Costa Mesa, California 92626
                            Attn: Chief Executive Officer
                            Fax: (714) 481-6567

Such addresses may be changed, from time to time, by means of a notice given in the manner provided above. Notice will conclusively be deemed to have been given when personally delivered (including, but not limited to, by messenger or courier); or if given by mail, on the third day after being sent by first class, certified or registered mail; or if given by Federal Express or other similar overnight service, on the date of delivery; or if given by telecopy or facsimile machine during normal business hours on a business day, when confirmation of transmission is indicated by the sender's machine; or if given by telecopy or facsimile machine at any time other than during normal business hours on a business day, the first business day following when confirmation of transmission is indicated by the sender's machine. Notices, requests, demands and other communications delivered to legal counsel of any party hereto, whether or not such counsel shall consist of in-house or outside counsel, shall not constitute duly given notice to any party hereto.

          33. Miscellaneous Provisions.

               (a) The parties represent that they have read this Agreement and fully understand all of its terms; that they have conferred with their attorneys, or have knowingly and voluntarily chosen not to confer with their attorneys about this Agreement; that they have executed this Agreement without coercion or duress of any kind; and that they understand any rights that they have or may have and sign this Agreement with full knowledge of any such rights.

               (b) Both parties have participated in the drafting of this Agreement with the assistance of counsel to the extent they desired. The language in all parts of this Agreement must be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular must be construed to have been used in the plural, and vice versa, and each gender must include any other gender. The captions of the Sections of this Agreement are for convenience only and must not affect the construction or interpretation of any of the provision herein.

               (c) Each provision of this Agreement to be performed by a party hereto is both a covenant and condition, and is a material consideration for the other party's performance hereunder, and any breach thereof by the party will be a material default hereunder. All rights, remedies, undertakings, obligations, options, covenants, conditions and agreements contained in this Agreement are cumulative and no one of them is exclusive of any other. Time is of the essence in the performance of this Agreement.

               (d) Each party acknowledges that no representation, statement or promise made by any other party, or by the agent or attorney of any other party, except for those in this Agreement, has been relied on by him or it in entering into this Agreement.

               (e) Each party understands that the facts with respect to which this Agreement is entered into may be materially different from those the parties now believe to be true. Except in the case where the existence of any additional or different facts constitutes the breach of a representation or warranty, each party accepts and assumes this risk and agrees that this Agreement and the releases in it shall remain in full force and effect, and legally binding, notwithstanding the discovery or existence of any additional or different facts, or of any claims with respect to those facts.

               (f) Unless expressly set forth otherwise, all references herein to a "day" are deemed to be a reference to a calendar day. All references to "business day" mean any day of the year other than a Saturday, Sunday or a public or bank holiday in Orange County, California. Unless expressly stated otherwise, cross-references herein refer to provisions within this Agreement and are not references to the overall transaction or to any other document.

               (g) Each party to this Agreement will cooperate fully in the execution of any and all other documents and in the completion of any additional actions that may be necessary or appropriate to give full force and effect to the terms and intent of this Agreement.

     EACH OF THE PARTIES ACKNOWLEDGES THAT HE/IT HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT, THAT IT INCLUDES A WAIVER OF THE RIGHT TO A TRIAL BY JURY, AND THAT IT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

                            [Signature page follows]

          [SIGNATURE PAGE TO SETTLEMENT AGREEMENT AND GENERAL RELEASE]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates indicated below.


"EXECUTIVE"                      /S/ PETER WEIGAND
                                 -----------------------------------------------
                                 Peter Weigand

                                 Dated: November 17, 2005


"COMPANY"                        COMMERCE ENERGY, INC.,
                                 a California corporation


                                 By: /S/ STEVEN S. BOSS
                                     -------------------------------------------
                                     Steven S. Boss
                                     Chief Executive Officer

                                 Dated: November 17, 2005


"COMMERCE"                       COMMERCE ENERGY GROUP, INC.,
                                 a Delaware corporation


                                 By: /S/ STEVEN S. BOSS
                                     -------------------------------------------
                                     Steven S. Boss
                                     Chief Executive Officer

                                 Dated: November 17, 2005

                                  EXHIBIT INDEX

EXHIBIT                                 DESCRIPTION
-------                                 -----------
A         Executive Employment Agreement dated April 1, 2004

B         Definition of "Prohibited Activities"

C         Promissory Note

D         Spousal Consent

E         Standstill Agreement

F         Indemnification Agreement dated as of July 1, 2004

G         Agreement Not to Compete dated April 1, 2004

H         Agreement Not to Engage in Prohibited Activities dated October 8, 2005

I         Amendment No. 1 to Executive Employment Agreement dated November 17,
          2005

J         Amendment No. 1 to Agreement Not to Compete dated November 17, 2005

K Amendment No. 1 to Agreement Not to Engage in Prohibited Activities dated November 17, 2005

L         Listing of Retained Confidential Information

                                                                       Exhibit A


                         EXECUTIVE EMPLOYMENT AGREEMENT

     THIS AGREEMENT (the "Agreement") is entered into as of the 1st day of April, 2004, by and among COMMONWEALTH ENERGY CORPORATION ("Commonwealth"), COMMERCE ENERGY GROUP, INC. ("CEG," and together with Commonwealth, the "Company") and PETER WEIGAND, an individual (the "Executive")(hereinafter collectively referred to as "the parties").

                                    PREAMBLE

     The Company desires to employ Executive and Executive desires to be employed by the Company, all pursuant to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

     1. Term. The initial term of this Agreement shall be for the period commencing on April 1, 2004 (the "Start Date"), and ending on the third anniversary of the Start Date (the "Initial Term"), provided, however, that the term of this Agreement shall be automatically extended for successive one (1) year periods thereafter (each, a "Renewal Period") unless either the Company or Executive shall have given written notice to the other party at least ninety
(90) days prior to the end of the Term of Agreement (as hereinafter defined), that the Term of Agreement shall not be so extended. The Initial Term together with each Renewal Period, if any, are collectively referred to herein as the "Term of Agreement". Executive's employment hereunder shall be coterminous with the Term of Agreement, unless sooner terminated as provided in Section 5 hereof.

     2. Employment. During the term of Executive's employment under this Agreement and subject to the terms and conditions of this Agreement, Executive shall be employed as President of Commonwealth and of CEG. Executive agrees to discharge all of the duties normally associated with such positions, to faithfully and to the best of his abilities perform such other services consistent with his position as a senior executive as may from time to time be assigned to him by the Company's Chief Executive Officer and/or Commonwealth's Board of Directors (the "Board") or CEG's Board of Directors (the "CEG Board"), and to devote all of his business time, skill and attention to such services. Executive agrees that he will be present in California during each regular business week except for vacation, except to the extent of Company business related travel and except as otherwise approved by the Company's Chief Executive Officer. Executive shall have the duties and authority that are customary for the position in corporations of similar size, type and nature as Commonwealth and CEG, as applicable. Executive agrees that he shall not engage in any other business activities of any kind which would give rise to a conflict of interest for Executive with respect to his duties and obligations to the Company. Executive shall serve as a member of CEG's Board, without additional remuneration, upon the closing of the Company's acquisition (the "Acquisition") of all of the outstanding securities of Skipping Stone, Inc. ("SSI"). If the Company concludes that its currently planned reorganization (the "Reorganization") will not occur, Executive shall serve as a member of the Board, with no additional remuneration, provided that the Acquisition has occurred.

     3. Compensation. During the term of Executive's employment under this
Agreement:

          (a) Base Salary. The Company agrees to pay or cause to be paid to Executive during the Term of Agreement a base salary at the rate of $400,000 per annum or such increased amount as the Board or the Compensation Committee of the Board (the "Committee") may from time to time determine (hereinafter referred to as the "Base Salary"). Such Base Salary shall be payable in accordance with the Company's customary practices applicable to its executives. Such Base Salary shall be reviewed at least annually by the Board or the Committee and may be further increased (but not decreased) in such amounts as the Board or the Committee in its discretion may decide.

          (b) Bonus. The Executive shall be eligible to participate in the Company's bonus program at the discretion of the Board on the same basis and terms as are applicable to other senior executives of the Company.

          (c) Stock Option. On or prior to the date hereof, Commonwealth shall grant to Executive a non-qualified stock option (the "Stock Option") to purchase Six Hundred Thousand (600,000) shares of common stock, par value $.01 per share, of Commonwealth (the "Common Stock") pursuant to the terms of the Commonwealth Energy Corporation 1999 Incentive Plan, as amended (the "Plan"), a copy of which is attached hereto as Exhibit A. The Stock Option shall become exercisable as follows: 150,000 shares shall be immediately vested and fully exercisable as of the Start Date and 150,000 shares shall become vested and fully exercisable on each of the first, second and third anniversaries of the Start Date. The exercise price per share shall be $1.92. In the event Executive's employment is terminated for any reason other than cause (as such term is defined in the Plan and not in this Agreement), Executive may exercise the Stock Option with respect to vested shares of Common Stock until the one year anniversary of the date of termination of employment. The Stock Option shall be evidenced by an agreement in customary form for grants of stock options under the Plan to executive officers of the Company, in substantially the same form as is attached hereto as Exhibit B, consistent with the terms and conditions of this Agreement.

     4. Other Benefits. During the term of Executive's employment under this
Agreement:

          (a) Employee Benefits. Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company and made available to employees generally including, without limitation, all pension, retirement, profit sharing, savings, medical, hospitalization, disability, dental, life or travel accident insurance benefit plans. Executive's participation in such plans, practices and programs shall be on the same basis and terms as are applicable to employees of the Company generally.

          (b) Executive Benefits. Executive shall be entitled to participate in all executive benefit or incentive compensation plans now maintained or hereafter established by the

Company for the purpose of providing compensation and/or benefits to executives of the Company including, but not limited to, any supplemental retirement, salary continuation, stock option, deferred compensation, supplemental medical or life insurance or other bonus or incentive compensation plans. Unless otherwise provided herein, Executive's participation in such plans shall be on the same basis and terms, as other senior executives of the Company. No additional compensation provided under any of such plans shall be deemed to modify or otherwise affect the terms of this Agreement or any of Executive's entitlements hereunder.

          (c) Relocation Costs; Temporary Housing; Travel. Executive shall be entitled to receive prompt reimbursement, in each case upon submission of properly documented receipts, for the following:

               (i) (A) real estate commissions paid by Executive in connection with the sale of the two Pennsylvania residences owned by Executive, and closing costs for the purchase by Executive of a primary residence in Southern California and (B) up to an aggregate of $75,000 for moving and storage expenses for Executive's home furnishings and two cars from Pennsylvania to Southern California.

               (ii) rent for temporary housing in Southern California and a standard rental car, in each case until the earlier of six months from the Start Date or the date on which Executive closes on the purchase of a primary residence in Southern California (the "Reimbursement Period"); provided, that Executive shall use reasonable good faith efforts to expedite the process of purchasing such primary residence.

               (iii) reasonable costs associated with round-trip travel by Executive and his spouse from his Pennsylvania residence to Southern California, not to exceed three round trips unless otherwise approved by the Company's Chief Executive Officer and incurred during the Reimbursement Period.

          (d) Business Expenses. Upon submission of proper invoices in accordance with the Company's normal procedures, Executive shall be entitled to receive prompt reimbursement of all reasonable out-of-pocket business, entertainment and travel expenses incurred by him in connection with the performance of his duties hereunder or for promoting, pursuing or otherwise furthering the business or interest of the Company.

          (e) Vacation and Sick Leave. Executive shall be entitled to annual vacation in accordance with the policies as periodically established by the Board for similarly situated executives of the Company, which shall in no event be less than five weeks per year. Executive shall be entitled to sick leave (without loss of pay) in accordance with the Company's policies as in effect from time to time.

     5. Termination. Executive's employment hereunder may be terminated under the following circumstances:

          (a) Death. Executive's employment shall be terminated as of the date of Executive's death and Executive's beneficiaries shall be entitled to the benefits provided in Section 7(b) hereof.

          (b) Disability. The Company may terminate Executive's employment after having established Executive's Disability, subject to the payment by the Company to Executive of the benefits provided in Section 7(b) hereof. For purposes of this Agreement, "Disability" shall mean Executive's inability to substantially perform his duties and responsibilities hereunder by reason of any physical or mental incapacity for two or more periods of ninety (90) consecutive days each in any three hundred and sixty (360) day period, as determined by a physician with no history of prior dealings with the Company or Executive, as reasonably agreed upon by the Company and Executive.

          (c) Cause. The Company may terminate Executive's employment for "Cause", effective as of the date of the Notice of Termination (as defined in Section 6 below), subject to the payment by the Company to Executive of the benefits provided in Section 7(a) hereof. A termination for Cause is a termination made because Executive has (A) committed an act of fraud or embezzlement against the Company or any affiliate thereof, a knowing and willful unauthorized disclosure of Confidential Information (as defined in Section 9 below) of the Company which disclosure results in material damage to the Company, or a breach of the duty to the Company not to engage in self-dealing with respect to the Company's assets, properties or other business opportunities which continues after written notice thereof specifying the particular events or conditions which constitute the alleged breach and the specific cure requested by the Company and a reasonable opportunity to cure (at least 30 days); or (B) been convicted (or entered a plea of nolo contendere) for the commission of (1) a felony or (2) a crime involving fraud, dishonesty or moral turpitude; or (C) engaged in intentional misconduct as an employee of the Company, which misconduct or violation results in material damage to the Company or its reputation and continues after written notice thereof specifying the particular events or conditions which constitute the alleged misconduct or violation and the specific cure requested by the Company and a reasonable opportunity to cure (at least 30 days) (if such misconduct is susceptible to cure by Executive), including, but not limited to (1) intentional violations by Executive of written policies of the Company , which policies are not illegal (or do not involve illegal conduct) and do not require Executive to violate reasonable business ethical standards, or (2) intentional violations of the Company's code of corporate conduct; or (D) except in the case of Disability, failed, after 30 days written notice from the Company to render services to the Company in accordance with this Agreement or Executive's position and responsibilities with the Company in a manner that amounts to gross neglect in the performance of his duties to the Company. The Company may suspend Executive, without pay, upon Executive's indictment for the commission of (1) a felony or (2) a crime involving fraud, dishonesty or moral turpitude. Such suspension may remain effective until such time as the indictment is either dismissed or a verdict of not guilty has been entered, at which time Executive shall be reinstated with the Company. Upon such reinstatement, Executive shall be entitled to payment by the Company of all Base Salary to which Executive would have otherwise been entitled to during the period of such suspension.

          (d) Without Cause. The Company may terminate Executive's employment without Cause. The Company shall deliver to Executive a Notice of Termination not less than sixty (60) days prior to the termination of Executive's employment without Cause and the Company shall have the option of terminating Executive's duties and responsibilities (but not his employment) prior to the expiration of such sixty-day notice period, subject to the payment by the Company of the benefits provided in Section 7(c) hereof.

          (e) Good Reason. Executive may terminate his employment for "Good Reason" (as defined below) by delivering to the Company a Notice of Termination no less than sixty (60) days prior to the termination of Executive's employment for Good Reason. The Company shall have the option of terminating Executive's duties and responsibilities (but not his employment) prior to the expiration of such sixty-day notice period, subject to the payment by the Company of the benefits provided in Section 7(c) hereof. For purposes of this Agreement, Good Reason shall mean the occurrence of any of the events or conditions described in subsections (i) through (iii) hereof which are not cured by the Company within a reasonable time after the Company has received written notice from Executive specifying the particular events or conditions which constitute Good Reason and the specific cure requested by Executive. For purposes of this Agreement, "Good Reason" means any of the following events: (i) failure to pay Executive's salary or bonus, if any, when due; (ii) any material breach of this Agreement by the Company; or (iii) any requirement that Executive relocate his place of employment by more than seventy-five (75) miles from Executive's then current office, provided such relocation is effected by the Company without Executive's written consent.

          (f) Voluntary Resignation. Executive may terminate his employment without Good Reason by delivering to the Company a Notice of Termination not less than sixty (60) days prior to the termination of Executive's employment and the Company shall have the option of terminating Executive's duties and responsibilities (but not his employment) prior to the expiration of such sixty-day notice period, subject to the payment by the Company to Executive of the benefits provided in Section 7(a) hereof through the last day of such notice period.

          (g) Non-Renewal of Term of Agreement. Either party may elect not to extend the Term of Agreement pursuant to Section 1 hereof.

     6. Notice of Termination. Any purported termination by the Company or by Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which indicates a termination date, the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. For purposes of this Agreement, no such purported termination of Executive's employment hereunder shall be effective without such Notice of Termination. A Notice of Termination shall only be delivered by the Company to Executive upon approval by a majority of the Compensation Committee.

     7. Compensation Upon Termination. Upon termination of Executive's employment during the Term of Agreement, Executive shall be entitled to the following benefits:

          (a) Termination by the Company for Cause or by Executive without Good Reason. If Executive's employment is terminated by the Company for Cause or by Executive without Good Reason, the Company shall pay Executive all amounts earned hereunder through the termination date, including:

               (i) any accrued and unpaid Base Salary;

               (ii) reimbursement for any and all monies advanced by Executive or expenses incurred in connection with Executive's employment for reasonable and necessary expenses incurred by Executive on behalf of the Company for the period ending on the termination date;

               (iii) any accrued and unpaid vacation pay;

               (iv) any earned (as determined by the Compensation Committee) but unpaid bonus as of the date of termination of employment; and

               (v) any accrued medical, retirement or other benefits (the foregoing items in Section 7(a)(i) through 7(a)(v) being collectively referred to as the "Accrued Compensation").

          (b) Termination Upon Death or Disability. If Executive's employment is terminated by the Company upon Executive's Disability or by reason of Executive's death, the Company shall pay Executive (or his beneficiaries, as applicable) any Accrued Compensation through the date of termination of employment. Executive's entitlement to any other compensation or benefits hereunder shall be determined in accordance with the Company's benefit plans and other applicable programs and practices then in effect.

          (c) Termination by the Company Without Cause or by Executive for Good Reason. If Executive's employment by the Company shall be terminated by the Company without Cause or by Executive for Good Reason, then :

               (i) Executive shall be entitled to any Accrued Compensation through the date of termination of employment; and

               (ii) If Executive voluntarily elects and agrees not to engage in Prohibited Activities (as hereinafter defined) for a period of six (6) months after the date of such termination of employment, the Company shall pay Executive as additional compensation for the periods subsequent to the termination date, an amount in cash equal to the greater of (A) one (1) or (B) a fraction, the numerator of which is the number of whole months remaining in the Term and the denominator of which is 12, times Executive's annual Base Salary at the highest rate in effect at any time within the ninety (90) day period ending on the date the Notice of Termination is delivered, payable in accordance with the Company's normal payroll practices for senior executives. If Executive does not so voluntarily elect and agree or otherwise engages in such Prohibited Activities, then Executive's eligibility to receive the post-employment benefits provided for in this Section 7(c)(ii) shall immediately thereafter terminate. For purposes of this Agreement, "Prohibited Activities" shall mean directly or indirectly engaging as an owner, employee, consultant or agent of any retail commodity marketing entity or entity that markets energy efficient products or back office services;

               (iii) All restrictions on any outstanding awards granted by the Company or any subsidiaries or parent of the Company (including restricted stock awards) granted to Executive shall lapse and such awards shall become fully (100%) and immediately vested, and all stock options granted to Executive shall become fully (100%) and immediately exercisable; and

               (iv) the Company shall make COBRA payments on behalf of Executive with respect to health benefits existing on the date of termination for a period of one year following termination of employment.

Executive's entitlement to any other compensation or benefits hereunder shall be determined in accordance with the Company's benefit plans and other applicable programs and practices then in effect.

          (d) Voluntary Resignation by Executive Following a Change in Control. If Executive voluntarily resigns for any reason within six (6) months following a Change in Control (as defined in Section 8 below), then in addition to the amounts due under Section 7(c) above, if Executive voluntarily elects and agrees not to engage in Prohibited Activities for a period of six (6) months after the date of such termination of employment, all restrictions on any outstanding awards granted by the Company or any subsidiaries or parent of the Company (including restricted stock awards) granted to Executive shall lapse and such awards shall become fully (100%) and immediately vested, and all stock options and stock appreciation rights granted to Executive shall become fully (100%) and immediately exercisable. If Executive does not so voluntarily elect and agree or otherwise engages in such Prohibited Activities, then Executive's eligibility to continue to receive the post-employment benefits provided for in this paragraph shall immediately thereafter terminate.

          (e) No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for under this Section 7 by seeking other employment and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment.

     8. Change in Control. For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

          (a) the acquisition by any person (as such term is defined in Section 13(c) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), other than (i) a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company or (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities of such entity (an "Affiliate"), of any securities of the Company, immediately after which such Person has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of
(i) the outstanding shares of

Common Stock of the Company or (ii) the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors;

          (b) the Company is a party to a merger or consolidation with a person other than an Affiliate which results in the holders of voting securities of the Company outstanding immediately before such merger or consolidation failing to continue to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation; or

          (c) all or substantially all of the assets of the Company are, in any transaction or series of transactions, sold or otherwise disposed of (other than to an Affiliate);

provided, however, that in no event shall a "Change in Control" be deemed to have occurred for purposes of this Agreement (i) solely because the Company engages in an internal reorganization, which may include a transfer of assets to, or a merger or consolidation with, one or more Affiliates, creation of a holding company structure or a reincorporation, or (ii) as a result of any transaction or series of transactions that has been approved by the Board or the CEG Board; and provided further that for purposes of this definition of "Change in Control" only, the term "Company" shall refer to (A) Commonwealth from the date hereof through the date immediately prior to the closing of the Reorganization and (B) if the Reorganization is consummated, CEG, from and after the date of closing the Reorganization.

     9. Records and Confidential Data; Proprietary Inventions.

          (a) Executive acknowledges that in connection with the performance of his duties during the Term of Agreement the Company will make available to Executive, or Executive will have access to, certain Confidential Information (as defined below) of the Company and its affiliates. Executive acknowledges and agrees that any and all Confidential Information learned or obtained by Executive during the course of his employment by the Company or otherwise, whether developed by Executive alone or in conjunction with others or otherwise, shall be and is the property of the Company and its affiliates.

          (b) The Confidential Information will be kept confidential by Executive, will not be used in any manner which is detrimental to the Company, will not be used other than in connection with Executive's discharge of his duties hereunder, and will be safeguarded by Executive from unauthorized disclosure.

          (c) For the purposes of this Agreement, "Confidential Information" shall mean all confidential and proprietary information of the Company and its affiliates that has been created, discovered or developed or has otherwise become known to the Company (including, without limitation, information created, discovered, developed or made known by or to Executive during the period of or arising out of his employment hereunder) or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged; by way of illustration and not by limitation, Confidential Information includes information derived from reports, investigations, experiments, research, work in progress, drawing, designs, plans, proposals, codes, marketing and sales programs, client lists, client mailing lists, supplier lists, financial projections, cost summaries, pricing formula, marketing studies relating to prospective business opportunities and all other concepts, ideas, materials, or information prepared or performed for or by the Company or its affiliates. For purposes of this Agreement, the Confidential Information shall not include and Executive's obligation's shall not extend to
(i) information which is or becomes, without violation by Executive of this Agreement, generally available to the public and (ii) information obtained by Executive other than pursuant to or in connection with this employment. Notwithstanding the foregoing, if Executive is required by law or legal process to disclose the Confidential Information, Executive shall provide the Company with prompt notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with this Section 9. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, Executive is nonetheless, in the opinion of counsel, legally compelled to disclose the Confidential Information, Executive may, without liability hereunder, disclose only that portion of the Confidential Information which such counsel advises is legally required to be disclosed, provided, however, that Executive exercise reasonable efforts to preserve the confidentiality of the Confidential Information, including without limitation, cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

          (d) Executive hereby assigns to the Company any rights he may acquire during his employment hereunder in all Confidential Information and agrees that all Inventions (as defined below) will be the sole property of the Company and its assigns, and the Company and its assigns will be the sole owner of all the patents and other rights in connection therewith. Executive hereby assigns to the Company any rights he may acquire during the period of his employment hereunder in all Inventions and agrees to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents on Inventions in any and all countries. Executive shall execute all documents for use in applying for and obtaining such patents thereon and enforcing same, as the Company may desire, together with any assignments thereof to the Company or persons designated by it. Executive's obligation to assist the Company in obtaining and enforcing patents for Inventions in any and all countries will continue beyond the termination of employment hereunder, but the Company will compensate Executive at a reasonable rate after such termination for time actually spent by him at the Company's request on such assistance. Executive acknowledges that, in accordance with Section 2872 of the California Labor Code, the assignment provisions in this paragraph (d), do not apply to Inventions for which no equipment, supplies, facility, or trade secret information of the Company was used, which were developed entirely on Executive's own time, and (i) which do not relate (a) to the business of the Company or (b) to the Company's actual or demonstrably anticipated research or development or (ii) which do not result from any work performed by Executive for the Company. Executive has identified on Schedule I hereto all inventions or improvements relevant to the subject matter of Executive's employment hereunder which have been made or conceived or first reduced to practice by Executive alone or jointly with others prior to the date hereof which Executive desires to remove from the operation of this Agreement; and Executive represents that such list is complete. If there is no such list on Schedule I, Executive represents that he has made no such inventions and improvements as of the date hereof.

          (e) For purposes of this Agreement, "Inventions" shall mean all improvements, inventions, formulae, processes, techniques, know-how and data whether or not patentable, made or conceived or reduced to practice or learned by Executive, either alone or jointly with others, during Executive's employment hereunder which are related to or useful in the business of the Company, or result from tasks assigned Executive by the Company, or result from use of premises owned, leased or contracted for by the Company.

          (f) Executive's obligations under this Section 9 shall survive the termination of the Term of Agreement.

     10. Covenant Not to Solicit.

          (a) Covenant Not to Solicit. To protect the Confidential Information and other trade secrets of the Company, Executive agrees, during the term of this Agreement and for a period of twelve months after Executive's cessation of employment with the Company, not to solicit or participate in or assist in any way in the solicitation of any employees or consultants of the Company. For purposes of this covenant, "solicit" or "solicitation" means directly or indirectly influencing or attempting to influence employees or consultants of the Company to become employed with any other person, partnership, firm, corporation or other entity. Executive agrees that the covenants contained in this Section 12 are reasonable and desirable to protect the Confidential Information of the Company.

          (b) It is the intent and desire of Executive and the Company that the restrictive provisions of this Section 10 be enforced to the fullest extent permissible under the laws and public policies as applied in each jurisdiction in which enforcement is sought. If any particular provision of this Section 10 shall be determined to be invalid or unenforceable, such covenant shall be amended, without any action on the part of either party hereto, to delete therefrom the portion so determined to be invalid or unenforceable, such deletion to apply only with respect to the operation of such covenant in the particular jurisdiction in which such adjudication is made.

          (c) Executive's obligations under this Section 10 shall survive the termination of the Term of Agreement.

     11. Remedies for Breach of Obligations under Sections 9 or 10 hereof. Executive acknowledges that the Company will suffer irreparable injury, not readily susceptible of valuation in monetary damages, if Executive breaches his obligations under Sections 9 or 10 hereof. Accordingly, Executive agrees that the Company will be entitled, in addition to any other available remedies, to seek injunctive relief against any breach or prospective breach by Executive of his obligations under Sections 9 or 10 hereof. The Company shall seek such relief in any Federal or state court where venue would be appropriate based upon Executive's principal residence or his principal place of business. Executive hereby submits to the non-exclusive jurisdiction of all those courts for the purposes of any actions or proceedings instituted by the Company to obtain that injunctive relief, and Executive agrees that process in any or all of those actions or proceedings may be served by registered mail, addressed to the last address provided by Executive to the Company, or in any other manner authorized by law. Notice in such proceedings shall be given in the manner required by law. Executive further agrees that, in addition to any other remedies available to the Company by operation of law or otherwise, in the event Executive willfully and materially breaches any of his obligations under Sections 9 or 10 hereof, he shall not be entitled to any amounts which may otherwise be payable under the terms of Sections 7(c) and 7(d) hereof and under the terms of the benefit plans of the Company in which he participates and to which he might otherwise then be entitled by virtue hereof. Nothing in Sections 9 or 10 shall operate as a diminution of Executive's obligations under the Company's standard agreements pertaining to the subject matter of such sections.

     12. Skipping Stone Acquisition.

     Nothing in this Agreement shall prohibit Executive from continuing in good faith his activities with and on behalf of SSI prior to the closing of the Acquisition.

     13. Insurance and Indemnification.

          (a) Insurance Covering Executive. The Company shall, at its cost, provide insurance coverage to Executive at least to the same extent as other senior executives and directors of Commonwealth or CEG, as applicable, with respect to (i) director's and officer's liability, (ii) errors and omissions and
(iii) general liability.

          (b) Indemnification. The Company shall indemnify Executive and hold him harmless from and against any and all costs, expenses, losses, claims, damages, obligations or liabilities (including actual attorneys fees and expenses) arising out of or relating to any acts, or omissions to act, made by Executive on behalf of or in the course of performing services for the Company to the fullest extent permitted by the Delaware General Corporation Law or other applicable law and by the Company's certificate of incorporation or bylaws as in effect on the date hereof, and at least to the same extent as other senior executives and directors of Commonwealth or CEG, as applicable. To the extent a change in applicable law permits greater indemnification than is now afforded by the certificate of incorporation or bylaws as in effect on the date hereof and a corresponding amendment shall not be made therein, it is the intent of the parties hereto that Executive shall enjoy the greater benefits so afforded by such change. Without limiting the foregoing, the Company, to the full extent permitted by the DGCL or other applicable law, will periodically advance expenses as incurred with respect to the foregoing to the fullest extent permitted thereunder, provided that the Executive provides an undertaking to repay such advances if it is ultimately determined that he is not entitled to indemnification.

          (c) Rights Not Exclusive. The foregoing rights conferred upon Executive shall not be exclusive of any other right which Executive may have or hereafter acquire under any statute, provision of the certificate of incorporation or bylaws of the Company, agreement, vote of shareholders or disinterested directors or otherwise, and such provisions shall survive the termination or expiration of this Agreement for any reason whatsoever.

     14. Miscellaneous.

          (a) Successors and Assigns.

               (i) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. The term "the Company" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

               (ii) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by Executive, his beneficiaries or legal representatives, except by will or by the, laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal personal representatives.

          (b) Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by Certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Chairman of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

          (c) Withholding. The Company shall be entitled to withhold the amount, if any, of all taxes of any applicable jurisdiction required to be withheld by an employer with respect to any amount paid to Executive hereunder. The Company, in its sole and absolute discretion, shall make all determinations as to whether it is obligated to withhold any taxes hereunder and the amount hereof.

          (d) Release of Claims. The Company may condition payment of the cash termination benefits described in Sections 7(c) and 7(d) of this Agreement upon the delivery by Executive of a signed release of claims in a form customarily employed by the Company.

          (e) Modification. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

          (f) Arbitration. If any legally actionable dispute arises under this Agreement or otherwise which cannot be resolved by mutual discussion between the parties, then the Company and Executive each agree to resolve that dispute by binding arbitration before an arbitrator experienced in employment law. Said arbitration will be conducted in accordance with the rules applicable to employment disputes of the Judicial Arbitration and Mediation Services ("JAMS") and the law applicable to the claim. The parties shall have 30 calendar days after notice of such arbitration has been given to attempt to agree on the selection of an arbitrator. In the event the parties are unable to agree in such time, JAMS will provide a list of nine available arbitrators and an arbitrator will be selected from such nine-member panel provided by JAMS by the parties alternately striking out one name of a potential arbitrator until only one name remains. The party entitled to strike an arbitrator first shall be selected by a toss of a coin. The parties agree that this agreement to arbitrate includes any such disputes that the Company may have against Executive, or Executive may have against the Company and/or its related entities and/or employees, arising out of or relating to this Agreement, or Executive's employment or Executive's termination including, but not limited to, any claims of discrimination or harassment in violation of applicable law and any other aspect of Executive's compensation, employment, or Executive's termination. The parties further agree that arbitration as provided for in this
Section 14(f) is the exclusive and binding remedy for any such dispute and will be used instead of any court action, which is hereby expressly waived, except for any request by either party for temporary or preliminary injunctive relief pending arbitration in accordance with applicable law or for breaches by Executive of Executive's obligations under Sections 9 or 10 above or an administrative claim with an administrative agency. The parties agree that the arbitration provided herein shall be conducted in Orange County, California unless otherwise mutually agreed or unless Executive's primary place of employment hereunder is a different location. The parties agree to pay their own fees and expenses with respect to any arbitration brought pursuant to this paragraph.

          (g) No Pre-Reorgranization Obligations of CEG. Notwithstanding anything in this Agreement to the contrary, CEG shall have no obligations to Executive under Section 3, 4 or 7 unless and until the Reorganization shall have occurred.

          (h) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California applicable to contracts executed in and to be performed entirely within such State, without giving effect to the conflict of law principles thereof.

          (i) No Conflicts. Executive represents and warrants to the Company that he is not a party to or otherwise bound by any agreement or arrangement (including, without limitation, any license, covenant, or commitment of any nature), or subject to any judgment, decree, or order of any court or administrative agency, that would conflict with or will be in conflict with or in any way preclude, limit or inhibit Executive's ability to execute this Agreement or to carry out his duties and responsibilities hereunder.

          (j) Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof

          (k) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                        COMMONWEALTH ENERGY CORPORATION


                                        By: /S/ IAN B. CARTER
                                            ------------------------------------
                                        Name: Ian B. Carter
                                        Title: Chairman and Chief Executive
                                               Officer


                                        By: /S/ ROBERT PERKINS
                                            ------------------------------------
                                        Name: Robert Perkins
                                        Title: Chairman of Compensation
                                               Committee


                                        COMMERCE ENERGY GROUP, INC.


                                        By: /S/ IAN B. CARTER
                                            ------------------------------------
                                        Name: Ian B. Carter
                                        Title: Chief Executive Officer,
                                               President and Treasurer


                                        EXECUTIVE


                                        By: /S/ PETER WEIGAND
                                            ------------------------------------
                                        Name: Peter Weigand

                                                                       Exhibit A

                         COMMONWEALTH ENERGY CORPORATION
                           1999 EQUITY INCENTIVE PLAN
                            (AS AMENDED, MAY 9, 2003)

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company and its Subsidiaries, by offering them an opportunity to participate in the Company's future performance through awards of Options, Restricted Stock Awards and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 23.

2. SHARES SUBJECT TO THE PLAN.

     2.1 Number of Shares Available. Subject to Sections 2.2 and 18, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be Seven Million (7,000,000) Shares. In the event that any outstanding Option or other Award granted under this Plan can no longer under any circumstances be exercised, whether due to expiration, cancellation, termination, repurchase by the Company, or otherwise, or in the event that any shares purchased pursuant to this Plan are reacquired by the Company for any reason, the shares of Common Stock allocable to the unexercised portion of such Option or other Award, or the shares reacquired, as the case may be, may again be subject to grant or issuance under this Plan. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

     2.2 Adjustment of Shares. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Board.

3. ELIGIBILITY. ISOs (as defined in Section 5 below) may be granted to employees (including officers and directors who are also employees) of the Company or of a Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Subsidiary of the Company; provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the registrant's securities. A person may be granted more than one Award under this Plan.

4. ADMINISTRATION.

     4.1 Board Authority. This Plan shall be administered by the Board or by the Compensation Committee of the Board appointed from time to time by the Board, composed of not less than two members of the Board, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 (the "Compensation Committee"). A majority of the Compensation Committee shall constitute a quorum, and the acts of the members of the Compensation Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Compensation Committee in writing, shall be the acts of the Compensation Committee. No person serving as a member of the Board or the Compensation Committee shall act on any matter relating solely to such person's own interests under the Plan or any option thereunder. For purposes of the Plan, the term "Board" shall mean the Board, or if the Board delegates responsibility for any matter to the Compensation Committee, the Compensation Committee. In the absence of a Compensation Committee or in the event of grants to non-employee directors, this Plan shall be administered by the Board, and, in all such cases, all references to the "Board" shall be references to the Board. Without limitation, the Board will have the authority to:

          (a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

          (b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

          (c) select persons to receive Awards;

          (d) determine the form and terms of Awards;

          (e) determine the number of Shares or other consideration subject to Awards;

          (f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any parent or Subsidiary of the Company;

          (g) grant waivers of Plan or Award conditions;

          (h) determine the vesting, exercisability and payment of Awards;

          (i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

          (j) determine whether an Award has been earned; and

          (k) make all other determinations necessary or advisable for the administration of this Plan.

     4.2 Board Discretion. Any determination made by the Board with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan.

     4.3 The Board shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options covering the same or different number of Shares but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new option grant date.

5. OPTIONS. The Board may grant Incentive Stock Options within the meaning of the Code ("ISOs") or Nonqualified Stock Options ("NQSOs") to eligible persons. The Board shall determine the type of Option which may be granted to an eligible person (ISO or NQSO), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised and all other terms and conditions of the Option, subject to the following:

     5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO ("Stock Option Agreement"), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Board may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

     5.2 Date of Grant. The date of grant of an Option will be the date on which the Board makes the determination to grant such Option, unless otherwise specified by the Board. A Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

     5.3 Exercise Period. Options shall be exercisable within the times or upon the events determined by the Board as set forth in the Stock Option Agreement governing such Option, subject to the following limitations:

          (a) no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted;

          (b) Options shall be exercisable at the rate of at least 20% of the Option Shares per year over five years from the date the Option Award is granted, with the initial vesting to occur one (1) year after the Option grant date. However, this minimum vesting requirement shall not be applicable with respect to any NQSO granted to (i) any officers of the Company, (ii) any members of the Board or of the board of any Subsidiary or (iii) consultants who provide services to the Company (or any Subsidiary of the Company); and

          (c) no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company ("Ten Percent Stockholder") will be exercisable after the expiration of five (5) years from the date the ISO is granted.

     Subject to the foregoing limitations, the Board may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as it determines.

     5.4 Exercise Price. The Exercise Price of an Option will be determined by the Board when the Option is granted in accordance with the following provisions:

          (a) the Exercise Price of a NQSO, shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Shares on date of grant;

          (b) the Exercise Price of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant; and

          (c) the Exercise Price of any Option granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant.

     5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Board (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant's investment intent and access to information and other matters, if any, as may be required or desired by the Company to comply with applicable securities laws, together with payment of the Exercise Price for the number of Shares being purchased in accordance with the provisions of Section 8 of this Plan.

     5.6 Termination.

          (a) The following provisions shall govern the exercise of any options held by the Participant at the time of Termination:

               (1) If a Participant is Terminated for any reason other than Disability, death or Cause, then the Participant shall have a period of three months following the date of such Termination during which to exercise each outstanding option held by such Participant.

               (2) If a Participant is Terminated by reason of Disability, then the Participant shall have a period of twelve months following the date of such Termination during which to exercise each outstanding option held by such Participant.

               (3) If the Participant dies while holding an outstanding option, then the personal representative of his or her estate or the person or persons to whom the option is transferred pursuant to the Participant's will or the laws of inheritance shall have a twelve-month period following the date of the Participant's death to exercise such option.

               (4) Under no circumstances, however, shall any such option be exercisable after the specified expiration of the option term.

               (5) During the applicable post-Termination exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Participant's Termination. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Participant's Termination, terminate and cease to be outstanding with respect to any and all option shares for which the option is not otherwise at the time exercisable or in which the Participant is not otherwise at that time vested.

          (b) The Board shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

               (1) extend the period of time for which the option is to remain exercisable following a Participant's Termination or death from the limited period otherwise in effect for that option to such greater period of time as the Board shall deem appropriate, but in no event beyond the expiration of the option term; and/or

               (2) permit the option to be exercised, during the applicable post-Termination exercise period, not only with respect to the number of vested Shares for which such option is exercisable at the time of the Participant's Termination but also with respect to one or more additional installments in which the Participant would have vested under the option had the Participant not been Terminated.

          (c) Notwithstanding the provisions in paragraph 5.6(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant's estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or any Subsidiary of the Company for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to a Participant that his or her service is terminated.

     5.7 Limitations on Exercise. The Board may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent a Participant from exercising the Option for the full number of Shares for which it is then exercisable.

     5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the

Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

     5.9 Modification, Extension or Renewal. The Board may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Board may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

     5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to an ISO will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares of Restricted Stock. The Board will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the "Purchase Price"), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

     6.1 Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement ("Restricted Stock Purchase Agreement") that will be in such form (which need not be the same for each Participant) as the Board will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise determined by the Board.

     6.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Board on the date the Restricted Stock Award is granted, in accordance with the following provisions:

          (a) the Purchase Price shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Shares on the date of the Restricted Stock Award; and

          (b) the Purchase Price of any Option granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of the Restricted Stock Award.

     6.3 Restrictions and Conditions. Shares of Restricted Stock transferred to a Participant pursuant to an Award will be subject to the following restrictions and conditions:

          (a) Subject to the provisions of the Plan and the Award Agreement, during a period established by the Board commencing with the date of such Award (the "Restriction Period"), the Participant will not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock awarded under the Plan. Within these limits the Board, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on the completion of a specified number of years of service subject, however, to any requirements under California law, including without limitation the restrictions contained in Section 5.3 hereof. Restriction Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Restriction Periods and have different performance goals and other criteria.

          (b) Except as otherwise provided in Section 6.3(a) and this paragraph
(b), the Participant will have with respect to shares of Restricted Stock all the rights of a shareholder of the Company, including the right to vote the shares and the right to receive cash dividends. Stock dividends issued with respect to Restricted Stock will be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

          (c) Subject to the applicable provisions of the Award Agreement and this Section 6, and except as otherwise determined by the Board, upon the Participant's Termination during the Restriction Period, or in the event that a performance goal on which the vesting of Restricted Stock is conditioned is not attained by the end of the Restriction Period, all shares still subject to restriction (i) in the case of shares of Restricted Stock that were purchased by the Participant pursuant to a Restricted Stock Award or the exercise of an Option, will be subject for a period of ninety (90) days following the Participant's Termination to the Company's right to repurchase all or a portion of such shares, for cash and/or cancellation of purchase money indebtedness, at the price paid by the Participant for such shares, and (ii) in the case of any other Restricted Stock, will be forfeited; provided, however, provided that the Company's right to repurchase at the price paid by the Participant shall lapses at the rate of at least 20% of the Restricted Stock per year over 5 years from the date the Award is granted.

          (d) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to the Restriction Period, certificates for an appropriate number of unrestricted Shares will be delivered to the Participant promptly.

7. STOCK BONUSES.

     7.1 Awards of Stock Bonuses. A Stock Bonus is an award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Subsidiary of the Company. A Stock Bonus may be awarded for past services already rendered to the Company, or any Subsidiary of the Company pursuant to an Award Agreement (the "Stock Bonus Agreement") that will be in such form (which need not be the same for each Participant) as the Board will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. A Stock Bonus may be awarded in such form (which need not be the same for each Participant) as the Board may from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company or Subsidiary and/or individual performance factors or upon such other criteria as the Board may determine.

     7.2 Terms of Stock Bonuses. The Board will determine the number of Shares to be awarded to the Participant in connection with a Stock Bonus. If a Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Board will: (a) determine the nature, length and starting date of any Performance Period for such Stock Bonus;
(b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Stock Bonus, the Board shall determine the extent to which such Stock Bonus has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Board. The Board may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as it deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

     7.3 Form of Payment. The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Board may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Board will determine.

8. PAYMENT FOR SHARE PURCHASES.

     8.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for a Participant by the Board and where permitted by law:

          (a) by cancellation of indebtedness of the Company to the Participant;

          (b) by surrender of shares that either: (1) have been owned by a Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by a Participant in the public market;

          (c) by tender of a full recourse promissory note having such terms as may be approved by the Board and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares;

          (d) by waiver of compensation due or accrued to a Participant for services rendered;

          (e) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists:

               (1) through a "same day sale" commitment from a Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

               (2) through a "margin" commitment from a Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

          (f) by any combination of the foregoing.

     8.2 Loan Guarantees. The Board may help a Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

     8.3 No Extensions of Credit to Directors or Executive Officers. Notwithstanding the provisions of Sections 8.2 and 8.2 of this Plan, no member of the Company's Board of Directors or executive officer of the Company shall be entitled to pay the Exercise Price or Purchase Price with respect to any Option or other Award by tendering a promissory note to the Company, and the Company shall not provide any loan guarantees, loans, or other extensions of credit to any member of the Company's Board of Directors or executive officer of the Company in connection with the issuance, exercise, cancellation or repurchase of any Award under this Plan."

9. WITHHOLDING TAXES.

     9.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require a Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

     9.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Board may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Board and be in writing in a form acceptable to the Board.

10. PRIVILEGES OF STOCK OWNERSHIP.

     10.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares in question are issued to such Participant. After the Shares in question are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant's Purchase Price or Exercise Price pursuant to Section 12.

     10.2 Financial Statements. The Company will provide financial statements to each Participant prior to such Participant's purchase of Shares under this Plan, and to each Participant annually during the period such Participant has Awards outstanding; provided, however, the Company will not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

11. TRANSFERABILITY. Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution. During the lifetime of the Participant an Award will be exercisable only by the Participant.

12. [Intentionally Omitted.]

13. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Board may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

14. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant's Shares, the Board may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Board, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Board may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant's obligation to the Company under the promissory note; provided, however, that the Board may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the

Board will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

15. EXCHANGE AND BUYOUT OF AWARDS. The Board may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Board may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Board and the Participant may agree.

16. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

17. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Subsidiary of the Company or limit in any way the right of the Company or any Subsidiary of the Company to terminate a Participant's employment or other relationship at any time, with or without cause.

18. CORPORATE TRANSACTIONS.

     18.1 Corporate Transaction" shall mean either of the following transactions:

          (a) a merger or consolidation of the Company, or a sale by the Company's shareholders, as a result of which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are no longer held, directly or indirectly, by the persons holding those securities immediately prior to such transaction and/or by Affiliates of such persons, or

          (b) a sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company.

     18.2 This Plan and each Award outstanding under this Plan at the time of a Corporate Transaction shall terminate and cease to be outstanding, but only after each Participant (or the successor in interest) has been given, for the period of ten days before the effective date of the Corporate Transaction (or such longer period as the Board of Directors may specify), the right to exercise any unexpired Award in full or in part, but only to the extent that, on the date of such Corporate Transaction, such Participant's right to exercise such Award has vested, or then vests, pursuant the terms of the applicable Award agreement and has not previously been exercised. However, the outstanding Awards shall not terminate and cease to be outstanding on such an accelerated basis if and to the extent such Awards are assumed by the successor corporation (or parent thereof) in the Corporate Transaction.

     18.3 Each Award which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Participant in consummation of such Corporate Transaction, had the Award been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding Award, provided the aggregate exercise price payable for such securities shall remain the same.

     18.4 The Board shall have the discretion, exercisable either at the time the Award is granted or at any time while the Award remains outstanding, to provide for the automatic acceleration (in whole or in part) of one or more outstanding Awards or Unvested Shares (and the automatic termination of one or more outstanding repurchase rights, with the immediate vesting of the Shares subject to those terminated rights) upon the occurrence of a Corporate Transaction, whether or not those options or Unvested Shares are to be assumed or replaced in the Corporate Transaction.

     18.5 The portion of any ISO accelerated in connection with a Corporate Transaction shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a NQSO under the Federal tax laws.

     18.6 The grant of Awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

19. ADOPTION AND STOCKHOLDER APPROVAL. This Plan will become effective on the date on which the Plan is adopted by the Board. This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board. Upon the Effective Date, the Board may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial stockholder approval of this Plan; and (b) no Option granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company. In the event that initial stockholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be cancelled, any Shares issued pursuant to any Awards shall be cancelled and any purchase of Shares issued hereunder shall be rescinded. Further, in the event that stockholder approval of an increase in the number of Shares subject to the Plan is not obtained within the time period provided herein, all Awards granted pursuant to such increase will be cancelled, any Shares issued pursuant to any Award granted pursuant to such increase will be cancelled, and any purchase of Shares pursuant to such increase will be rescinded.

20. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

21. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval.

22. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23. DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

     "AFFILIATE" shall mean (i) in the case of an individual, such individual's spouse and lineal descendants (whether natural or adopted) and any trust formed and maintained solely for the benefit of such individual, such individual's spouse and/or such individual's lineal descendants, and (ii) in the case of an entity other than an individual, (a) any other person or entity directly or indirectly controlling, controlled by or under common control with such entity, whether by ownership of voting securities, by contract or otherwise, or (b) any general or limited partner, direct or indirect investor in, or member of any shareholder of the Company.

     "AWARD" means any award under this Plan, including any Option, Restricted Stock or Stock Bonus.

     "AWARD AGREEMENT" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

     "BOARD" means the Board of Directors of the Company.

     "CAUSE" means the commission of an act of theft, embezzlement, fraud, dishonesty or a breach of fiduciary duty to the Company or a Subsidiary of the Company.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITTEE" means the Compensation Committee of the Board.

     "COMPANY" means Commonwealth Energy Corporation or any successor corporation.

     "DISABILITY" means a disability, whether temporary or permanent, partial or total, as determined by the Board.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXERCISE PRICE" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

     "FAIR MARKET VALUE" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

          (a) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

          (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

          (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or

          (d) if none of the foregoing is applicable, by the Board in good faith.

     "INSIDER" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

     "OPTION" means an award of an option to purchase Shares (which consist of Restricted Stock) pursuant to Section 5.

     "PARTICIPANT" means a person who receives an Award under this Plan.

     "PERFORMANCE FACTORS" means the factors selected by the Board from among the following measures to determine whether the performance goals established by the Board and applicable to Awards have been satisfied:

          (a) Net revenue and/or net revenue growth;

          (b) Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

          (c) Operating income and/or operating income growth;

          (d) Net income and/or net income growth;

          (e) Earnings per share and/or earnings per share growth;

          (f) Total stockholder return and/or total stockholder return growth;

          (g) Return on equity;

          (h) Operating cash flow return on income;

          (i) Adjusted operating cash flow return on income;

          (j) Economic value added; and

          (k) Individual confidential business objectives.

     "PLAN" means this Commonwealth Energy Corporation Equity Incentive Plan, as amended from time to time.

     "RESTRICTED STOCK" means Shares that are subject to the restrictions described in Section 6.3.

     "RESTRICTED STOCK AWARD" means an award of Shares pursuant to Section 6.

     "RESTRICTION PERIOD" means the period of service determined by the Board, not to exceed five years, during which years of service or performance are to be measured for Restricted Stock Awards or Stock Bonuses.

     "RULE 16B-3" means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect), as in effect from time to time.

     "SEC" means the Securities and Exchange Commission.

     "SHARES" means shares of the Company's Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 18, and any successor security.

     "STOCK BONUS" means an award of Shares, or cash in lieu of Shares, pursuant to Section 7.

     "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     "TERMINATION" or "TERMINATED" means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Board, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Board may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Board will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").

     "UNVESTED SHARES" means "Unvested Shares" as defined in the Award
Agreement.

     "VESTED SHARES" means "Vested Shares" as defined in the Award Agreement.

                                                                       EXHIBIT B

                             STOCK OPTION AGREEMENT
                           (NONQUALIFIED STOCK OPTION)

     This Stock Option Agreement (this "Agreement"), is entered into effective as of the Grant Date (as defined in paragraph 1), by and between Commonwealth Energy Corporation, a California corporation (the "Company"), and the employee, director or officer of the Company listed in paragraph 1 (the "Optionee").

                                    RECITALS

     WHEREAS, the Company maintains the 1999 Equity Incentive Plan, as amended (the "Plan"), which is incorporated into and forms a part of this Agreement;

     WHEREAS, the Compensation Committee of the Company's Board of Directors (the "Committee") administers the Plan; and

     WHEREAS, the Optionee has been selected by the Committee to receive a non-qualified stock option to purchase shares of the Company's common stock, no par value per share (the "Common Stock") under the Plan.

                                    AGREEMENT

1. Terms of Award.

     (a) The following terms used in this Agreement shall have the meanings set forth in this paragraph 1:

          (i) The "Optionee" is ______________________.

          (ii) The "Grant Date" is _____________________.

          (iii) The number of "Option Shares" shall be ___________ shares of Common Stock.

          (iv) The "Exercise Price" is $_________ per share.

     (b) Other terms used in this Agreement are defined pursuant to paragraph 14 or elsewhere in this Agreement.

2. Award and Exercise Price. This Agreement specifies the terms of the option (the "Option") granted to the Optionee to purchase the number of Option Shares of Common Stock at the Exercise Price per share as set forth in paragraph 1. The Option is not intended to constitute an "incentive stock option" as that term is used in section 422 of the Code.

3. Date of Exercise and Vesting.

     (a) Subject to the limitations of this Agreement, the Option shall be exercisable according to the following schedule, with respect to each installment shown in the schedule on and after the Vesting Date applicable to such installment: [NOTE - UNDER THE PLAN, OPTIONS MUST VEST AT LEAST 20% PER YEAR OVER FIRST 5 YEARS.]

                       Amount Vested per Period/
    Vesting Dates       Cumulative Amount Vested
    -------------      -------------------------
______________, 200_        _______/_______
______________, 200_        _______/_______
______________, 200_        _______/_______
______________, 200_        _______/_______

     (b) An installment shall not become exercisable on the otherwise applicable vesting date if the Optionee's Termination Date (as defined in paragraph 14) occurs on or before such vesting date; provided, however, that such Option Shares may become fully vested and exercisable in the discretion of the Board. Subject to the provisions of paragraph 4, the Option may be exercised on or after the Termination Date only as to that portion of the Option Shares as to which it was exercisable immediately prior to the Termination Date, or as to which it became exercisable on the Termination Date in accordance with this paragraph 3.

4. Expiration.

     (a) The Option shall not be exercisable after the Company's close of business on the last business day that occurs prior to the Expiration Date.

     (b) The "Expiration Date" shall be earliest to occur of:

          (i) the ten-year anniversary of the Grant Date;

          (ii) if the Optionee's Termination Date occurs by reason of death or Disability, the one-year anniversary of such Termination Date;

          (iii) if the Optionee's Termination Date occurs for reasons other than death, Disability, or Cause, the one-year anniversary of such Termination Date; or

          (iv) the earliest to occur of any of the following events (each a "Corporate Event"): (A) the dissolution or liquidation of the Company or a merger, consolidation or reorganization (including the sale of substantially all of its assets) of the Company with one or more entities, corporate or otherwise, as a result of which the Company is not the surviving entity; or (B) the merger or other reorganization of the Company with one or more entities, corporate or otherwise, as a result of which the outstanding shares of the Common Stock are changed into or exchanged for shares of the capital stock or other securities of another entity or for cash or other property; provided, however, that the Company may, in its discretion, and immediately prior to any Corporate Event, cause a new option to be substituted for this Option or cause this Option to be assumed by a successor entity or a parent or subsidiary of such entity;

and such new option shall apply to all shares issued in addition to or substitution, replacement or modification of the shares of Common Stock theretofore covered by this Option.

     [NOTE - SOME EMPLOYMENT AGREEMENTS PROVIDE THAT THE OPTIONS DO NOT TERMINATE UPON TERMINATION OF EMPLOYMENT.]

     (c) Notwithstanding subparagraphs (a) and (b) of this paragraph 4, if an Optionee ceases to be a director, officer or employee of the Company or a Subsidiary due to Cause, all of the Optionee's options shall be forfeited immediately upon such cessation, whether or not then exercisable.

     (d) If no provision is made for the continuance of the Plan and the assumption of this Option, or the substitution for this Option of a new option as hereinabove provided, then the Company shall cause written notice to be given to the Optionee of the proposed Corporate Event not less than twenty (20) days prior to the anticipated effective date thereof, for the purpose of affording the Optionee the opportunity to exercise the Option, in accordance with the provisions of this Agreement, effective immediately prior to the consummation of the Corporate Event. To the extent the Option remains unexercised as of the effective date of the Corporate Event, the Option shall, concurrently with the consummation of the Corporate Event, terminate and become void and of no effect.

5. Method of Option Exercise.

     (a) Subject to the terms of this Agreement and the Plan, the Option may be exercised in whole or in part by filing a written notice, in the form attached hereto as Exhibit A, with the Secretary of the Company at its corporate headquarters prior to the Company's close of business on the last business day that occurs prior to the Expiration Date. Such notice shall specify the number of shares of Common Stock which the Optionee elects to purchase, and shall be accompanied by payment of the Exercise Price for such shares of Common Stock indicated by the Optionee's election. Payment shall be by cash or by check payable to the Company or, where expressly approved for the Optionee by the Board and where permitted by law:

          (i) by cancellation of indebtedness of the Company to the Optionee;

          (ii) by surrender of shares that either: (A) have been owned by the Optionee for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or
(B) were obtained by the Optionee in the public market;

          (iii) by tender of a full recourse promissory note having such terms as may be approved by the Board and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; [provided, however, that the Optionee will not be entitled to purchase Option Shares with a promissory note unless the note is adequately secured by collateral other than the Option Shares] [INSERT THE BRACKETED PHRASE IF OPTIONEE IS NOT AN EMPLOYEE OR DIRECTOR OF THE COMPANY, IF THE OPTIONEE IS AN EXECUTIVE OFFICER OR DIRECTOR, DELETE THIS SUBPARAGRAPH (III) COMPLETELY];

          (iv) by waiver of compensation due or accrued to Optionee for services rendered;

          (v) with respect only to purchases upon exercise of the Option, and provided that a public market for the Company's stock exists:

               (1) through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Option Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Option Shares to forward the Exercise Price directly to the Company; or

               (2) through a "margin" commitment from the Optionee and a NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Option Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Option Shares to forward the Exercise Price directly to the Company; or

          (vi) by any combination of the foregoing.

6. Transferability of Option. The Option granted hereunder may not be transferred by the Optionee except upon death by will or the laws of descent and distribution. Unless the context otherwise requires, references herein to the Optionee are deemed to include any permitted transferee under this paragraph 6. During the Optionee's lifetime, only the Optionee (or his or her guardian or legal representative) may exercise the Option. In the event of the Optionee's death, the Option (to the extent still held by the Optionee at such time) may be exercised only (i) by the executor or administrator of the Optionee's estate or the person or persons to whom his or her rights under the Option shall pass by will or the laws of descent and distribution and (ii) to the extent that the Optionee was entitled hereunder at the date of the Optionee's death.

7. Withholding of Taxes.

     (a) Withholding Generally. Upon exercise of this Option, the Company may require the Optionee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for the Option Shares.

     (b) Stock Withholding. When, under applicable tax laws, the Optionee incurs tax liability in connection with the exercise or vesting of this Option that is subject to tax withholding and the Optionee is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Optionee to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Option Shares to be issued that number of shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by the Optionee to have Option Shares withheld for this purpose will be made in accordance with the requirements established by the Board and be in writing in a form acceptable to the Board.

8. Compliance With Securities Laws. This Option shall not be exercisable if such exercise would involve a violation of any applicable Federal or state securities law.

9. No Rights As Shareholder. The Optionee shall not have any rights of a shareholder with respect to the shares subject to the Option, until a stock certificate has been duly issued following exercise of the Option as provided herein.

10. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Optionee from the office of the Secretary of the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Board from time to time pursuant to the Plan.

11. Not An Employment Contract. The Option will not confer on the Optionee any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Optionee's employment or other service at any time.

12. Adjustments. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then the Exercise Prices of and number of Option Shares subject to this Option will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Board.

13. Amendment. Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of the Optionee and the Board.

14. Certain Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

     (a) "Board" means the Board of Directors of the Company, or if the Board has delegated responsibility for any matter with respect to the Plan to the Committee, the Compensation Committee of the Board.

     (b) "Cause" shall mean the commission of an act of theft, embezzlement, fraud, dishonesty or a breach of fiduciary duty to the Company or a Subsidiary of the Company.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

     (d) "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

     (e) "Disability" means a disability, whether temporary or permanent, partial or total, as determined by the Board.

     (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

     (g) "Fair Market Value" of a share of Common Stock of the Company shall mean, as of any date, the value of a share of the Company's Common Stock determined as follows: (1) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal; (2) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal; (3) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or (4) if none of the foregoing is applicable, by the Board in good faith.

     (h) "Securities Act" shall mean the Securities Act of 1933, as amended, and any successor statute.

     (i) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (j) "Termination" or "Terminated" means that the Optionee has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (1) sick leave, (2) military leave, or (3) any other leave of absence approved by the Board, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Board may make such provisions respecting suspension of vesting of the Option while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in this agreement.

     (k) "Termination Date" shall mean the effective date on which the Optionee ceased to provide services, as determined by the Board in its sole discretion.

15. Entire Agreement. The Agreement, together with the Plan, constitutes the entire agreement of the parties and supercedes any and all agreements, either oral or in writing, between the parties with respect to the subject matter hereof.

                    SIGNATURE PAGE TO STOCK OPTION AGREEMENT

          IN WITNESS WHEREOF, the parties have executed this Agreement on ___________ to reflect the grant which was authorized on the Grant Date as first above written.

                                        COMMONWEALTH ENERGY CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        OPTIONEE:

                                        Name:
                                              ----------------------------------
                                        Address (please print):

                                        ----------------------------------------

                                        ----------------------------------------

                                    EXHIBIT A

         FORM OF LETTER TO BE USED TO EXERCISE NONQUALIFIED STOCK OPTION

________________
Date

Commonwealth Energy Corporation
15901 Red Hill Avenue, Suite 100
Tustin, CA 92780
Attention: Chief Financial Officer

     I wish to exercise the stock option granted on ________ and evidenced by a Stock Option Agreement dated as of ____________, to acquire __________ shares of Common Stock of Commonwealth Energy Corporation, at an option price of $_______ per share. In accordance with the provisions of the Stock Option Agreement, I wish to make payment of the exercise price (please check all that apply):

     [ ] in cash

     [ ] by delivery of shares of Common Stock held by me

     [ ] by simultaneous sale through a broker of Option Shares

     [ ] by authorizing the Company to withhold Option Shares

Please issue a certificate for these shares in the following name:

-------------------------------------
Name

-------------------------------------
Address

-------------------------------------

                                        Very truly yours,


                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Typed or Printed Name

                                        ----------------------------------------
                                        Social Security Number

                                    EXHIBIT B

                       DEFINITION OF PROHIBITED ACTIVITIES

     "Prohibited Activities" shall mean directly or indirectly engaging as an owner, employee, consultant or agent of any company that competes in deregulated markets with Commerce Energy or the Company in the marketing of natural gas and/or electricity to retail customers. It is expressly understood that direct employment by a regulated utility company with or without an unregulated retail marketing subsidiary would not be a "Prohibited Activity," while employment by or engaging in such activities with an unregulated retail marketing subsidiary of the same utility company would be a "Prohibited Activity.

                                    Exhibit C

                                 PROMISSORY NOTE

$745,859.25                                                    November 17, 2005
                                                          Costa Mesa, California

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS (THE "STATE ACTS"). THIS NOTE HAS BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE TRANSFERRED UNLESS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE ACTS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

     FOR VALUE RECEIVED, the undersigned, Commerce Energy Group, Inc., a Delaware corporation (the "Obligor"), hereby promises to pay in lawful money of the United States of America, to the order of Peter Weigand (the "Payee"), the principal sum of seven hundred forty-five thousand eight hundred fifty-nine and 25/100 Dollars ($745,859.25) at the times and in the amounts set forth below.

     1. Repayment; Interest. The unpaid principal balance of this Promissory Note (this "Note") shall be repaid in the amounts and at the times set forth in
Section 1 of this Note.

          (a) Interest Rate. The rate of interest hereunder shall be three and one half percent (3.5%) per annum and shall be computed on the basis of a 365 day year for the actual number of days elapsed.

          (b) Payment of Principal. The principal amount of this Note shall be paid to the Payee in five (5) equal installments of one hundred forty-nine thousand one hundred seventy-one and 85/100 dollars ($149,171.85) each. Such payments of principal shall be made on December 1, 2005, January 3, 2006, February 1, 2006, March 1, 2006, and April 3, 2006 (each a "Payment Date").

          (c) Interest Payments. Interest on this Note shall accrue on the principal outstanding from time to time at a rate per annum computed in accordance with Section 1(a) hereof. Accrued interest as of each Payment Date shall be due and payable on each Payment Date.

          (d) Payments; Prepayments.

               (i) The amounts due under this Note may be prepaid at any time without premium or penalty.

               (ii) To the extent that any such installment comes due on a day that is not a business day, such payment shall be due on the next succeeding business day.

          (e) Deductions and Withholdings. Payee authorizes the Obligor to make such deductions and withholdings with respect to any payments of principal hereunder as are required by law, including, without limitation, withholding for federal, state and foreign taxes to the extent applicable.

     2. Default. If the Obligor fails to pay any amounts when due hereunder and such failure continues for after five (5) business days following receipt by Obligor of written notice of such failure from Payee, (a) all amounts owed under this Note shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Obligor and (b) Payee may exercise any and all rights and remedies permitted by applicable law.

     3. Nontransferability. Payee's rights under this Note, including the right to receive any payments hereunder, shall be nontransferable, other than to a trust for which Payee is a fiduciary and which is revocable by Payee. The Obligor may not assign this Note or its rights and obligations hereunder except for transfers to any entity which is the successor in interest to the business and assets of the Obligor or to its subsidiary, Commerce Energy, Inc., a California corporation.

     4. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day;
(c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with an overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address indicated for such party on the signature page hereof or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

     5. Severability. In the event that any one or more of the provisions (or parts thereof) contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the rights and privileges of each party shall be enforceable to the fullest extent permitted by law.

     6. Governing Law. The validity, interpretation and performance of this Note shall be governed by and construed under the laws of the State of California without regard to conflicts of laws principles.

     7. Counterparts. This Note may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Note.

     8. Waiver and Presentment. Obligor and all others who may become liable for all or any part of this obligation waive presentment, demand, protest, notice of protest and notice of non-payment or dishonor.

     9. Time of Essence. Time is of the essence under this Note and, consequently, any payment not made when due shall constitute a material default.

     10. Attorney Fees and Collection Costs. If any default is made hereunder, if any payment is not made when due, or if this Note is not paid in full when due, whether at maturity or by acceleration, Obligor shall pay all costs and expenses incurred by Payee, including, without limitation, reasonable attorneys' fees, in connection with securing the payment of this Note, or any default under this Note or any action or other proceeding brought to enforce any of the provisions of this Note.

                            [Signature page follows]

                            [SIGNATURE PAGE TO NOTE]

               IN WITNESS WHEREOF, the parties hereto have executed this Note as of the day and year first above written.

"OBLIGOR"                               COMMERCE ENERGY GROUP, INC.,
                                        a Delaware corporation


                                        ----------------------------------------
                                        Steven S. Boss
                                        Chief Executive Officer

                                        Address:
                                        600 Anton Blvd., Suite 2000
                                        Costa Mesa, CA 92626
                                        Attention: Chief Executive Officer
                                        Fax: (714) 481-6567


"PAYEE"


                                        ----------------------------------------
                                        Peter Weigand

                                        Address:
                                        12136 Skyline
                                        Santa Ana, Ca 92705
                                        Fax :(714) 731-0731

                                    Exhibit D

                                 SPOUSAL CONSENT

                 The undersigned hereby acknowledges as follows:

     1. The undersigned has read (a) the Settlement Agreement and General Release, dated November 17, 2005 (the "Settlement Agreement"), by and among Peter Weigand ("Weigand"), Commerce Energy, Inc. (the "Company") and Commerce Energy Group, Inc. ("Commerce"); and (b) the Promissory Note, dated November 17, 2005, in the principal amount of $745,859.25 in which Commerce is the obligor and Weigand is the payee (the "Note"). The Settlement Agreement and the Note are collectively referred to herein as the "Agreements." The undersigned understands the contents of the Agreements and is aware that by the provisions of the Agreements, the undersigned's spouse agrees, among other things, to transfer certain securities of Commerce (the "Commerce Securities"), including the undersigned's community property interest therein (if any). THE UNDERSIGNED HAS BEEN ADVISED TO CONSULT WITH COUNSEL OF HER CHOOSING IN CONNECTION WITH THIS SPOUSAL CONSENT AND HAS BEEN GIVEN AMPLE OPPORTUNITY TO DO SO. IF THE UNDERSIGNED HAS NOT CONSULTED WITH COUNSEL IN CONNECTION WITH THIS SPOUSAL CONSENT, THE UNDERSIGNED HAS KNOWINGLY AND WILLINGLY ELECTED NOT TO DO SO.

     2. The undersigned (a) consents to any such transfer or disposition of the Commerce Securities; (b) agrees that the undersigned's spouse, Weigand, shall have the sole and exclusive management power with respect to the Commerce Securities; (c) agrees that the undersigned will not effect or attempt to effect any transfer or disposition of the Commerce Securities or of any interest therein; (d) agrees and directs that the residuary clause in the undersigned's will shall not be deemed to apply to the undersigned's interest in the Commerce Securities; (e) agrees that if the undersigned's spouse, Weigand, is still living at the date of the undersigned's death, the undersigned will not make any specific bequest of the undersigned's community property interest (if any) in the Commerce Securities in any manner which would deprive the undersigned's spouse, Weigand, of the sole and exclusive management power (either individually or as trustee) with respect to the Commerce Securities; and (f) agrees that any bequests made by the undersigned in contravention of the above requirements shall be null and void.

     3. Should the spouse of the undersigned, Weigand, die and bequeath to the undersigned any interest in the Commerce Securities in such a manner that no probate is required with respect thereto, or should the applicable probate laws relating to the community property interest (if any) of the undersigned in the Commerce Securities provide, upon the death of the undersigned's spouse, that the undersigned is entitled to a portion of the Commerce Securities without such portion being subject to probate, or should the undersigned acquire any interest in the Commerce Securities during the undersigned's spouse's life by reason of any agreement, court order, judgment or decree, or for any reason whatsoever, then the undersigned further agrees that the undersigned shall perform all of the obligations of the undersigned's spouse, Weigand, imposed under the Agreements.

     4. The undersigned shall perform any further acts and execute and deliver any further documents or procure any court orders which may be reasonably necessary or requested by Commerce or the Company to carry out the provisions of this Spousal Consent.

                                            SPOUSE OF PETER WEIGAND

                                                  /S/ JENIFER WEIGAND
                                                  ------------------------------
                                            Name: Jenifer Weigand

                                            Address: 12136 Skyline
                                                     Santa Ana, California 92728

                                            Date:        11/17/05
                                                  ------------------------------

                                    Exhibit E

                         VOTING AND STANDSTILL AGREEMENT

     This Voting and Standstill Agreement, dated November 17, 2005 ("Agreement"), is entered into by and between Peter Weigand (the "Stockholder") and Commerce Energy Group, Inc., a Delaware corporation ("Commerce").

                                    RECITALS

     WHEREAS, as of the date hereof, the Stockholder and Commerce are entering into a Settlement Agreement and General Release (the "Settlement Agreement") in connection with the Stockholder's resignation as an employee and an officer of Commerce and any of its parents, direct or indirect subsidiaries, Affiliates, divisions or related entities (collectively referred to herein as "Commerce and its Related Entities");

     WHEREAS, the execution and delivery of this Agreement in form and substance satisfactory to Commerce, with respect to certain voting, standstill and other matters is a material inducement to Commerce's willingness to enter into the Settlement Agreement.

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties agree as follows:

                                   ARTICLE 1

                           SHARES SUBJECT TO AGREEMENT

     The shares of common stock, par value $0.001 per share, of Commerce ("Common Stock") subject to this Agreement are all shares of Common Stock beneficially owned as of the date of this Agreement, together with any other shares of voting capital stock of Commerce acquired by the Stockholder after the date of this Agreement, whether pursuant to the exercise of any convertible security beneficially held by the Stockholder or otherwise (collectively referred to herein as the "Shares").

                                   ARTICLE 2

                REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

     The Stockholder represents and warrants to Commerce as follows:

     2.1 Authorization, etc. The Stockholder has the requisite power, authority and legal capacity to execute, deliver and perform and to consummate the transactions contemplated by this Agreement. The Stockholder has duly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligations of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforcement may be limited by any applicable bankruptcy, insolvency, moratorium or similar law affecting creditors' rights generally.

     2.2 No Conflicts; Consents. The execution, delivery and performance by the Stockholder of this Agreement and the consummation of the transactions contemplated by this Agreement do not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), or give rise to a claim or right of termination, amendment, modification, vesting, acceleration or cancellation of any right or obligation or loss of any material benefit under any Law applicable to the Stockholder or any material contract, agreement, or instrument to which the Stockholder is a party. No Consent of any Governmental Authority or other person is required to be obtained by the Stockholder in connection with the execution and delivery by the Stockholder of this Agreement.

     2.3 The Shares. The Stockholder has the sole right to vote the Shares held by him, and none of the Shares is subject to any agreement, arrangement or restriction with respect to the voting of such Shares, except as contemplated by this Agreement or by the Settlement Agreement and the transactions contemplated thereby. Commerce acknowledges and agrees that certain of the Shares are held in escrow by Paul, Hastings, Janofsky & Walker LLP, which Shares are to be released as of the date of this Agreement, and such Shares are to be sold to Commerce or certain of its directors as described in the Settlement Agreement.

                                   ARTICLE 3

                          COVENANTS OF THE STOCKHOLDER

     3.1 Voting for Directors of Commerce. From the date of this Agreement and continuing until October 9, 2007 (the "Termination Date"), the Stockholder hereby agrees that, at any meeting of the stockholders of Commerce, however called, or in connection with any written consent of the stockholders of Commerce, the Stockholder shall vote (or cause to be voted) the Shares in favor of the directors nominated by the Board of Directors of Commerce (the "Board") in any election of directors of Commerce. On matters not involving the election of directors of the Board, the Stockholder agrees as follows: (a) subject to this Agreement, to vote all shares of voting capital stock of Commerce held by him in the manner recommended by the Board to the other stockholders of Commerce; (b) not to call or support anyone else in seeking to call, any special meeting of stockholders of Commerce, or encourage any other Person to do so; (c) not to seek to remove or support anyone else in seeking to remove, without cause, any members of the Board, or encourage any other Person to do so; (d) not to submit or support anyone else in seeking to submit any shareholder proposal as defined under Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended; and (e) not to publicly announce that the Stockholder is seeking a waiver of any of the provisions of this Section 3.1. The Stockholder also agrees not to nominate or recommend a candidate for election to the Board. The Stockholder will cause its respective Affiliates (excluding Commerce and its Related Entities) to be bound by the provisions of this Section 3.1.

     3.2 Standstill. From the date of this Agreement and continuing until the Termination Date, except pursuant to a negotiated transaction approved by the Board, the Stockholder and its Affiliates will not, in any manner, directly or indirectly:

          (a) make, effect, initiate, cause or participate in (A) any acquisition of beneficial ownership of any securities of Commerce and its Related Entities, (B) any acquisition of any assets of Commerce and its Related Entities, (C) any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving Commerce and its Related Entities, or involving any securities or assets of Commerce and its Related Entities or (D) any "solicitation" of "proxies" (as those terms are used in the proxy rules of the Securities and Exchange Commission) or consents with respect to any securities of Commerce;

          (b) form, join or participate in a "group" (as defined in the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder), pooling agreement, syndicate or voting trust with respect to the beneficial ownership of any securities of Commerce, or otherwise act in concert with another stockholder of securities of Commerce for the purpose of acquiring, holding, voting or disposing of Commerce's securities;

          (c) act, alone or in concert with others, to seek to control or influence the management, Board or policies of Commerce;

          (d) take any action which might force Commerce to make a public announcement regarding any of the types of matters set forth in clause "(a)" of this sentence;

          (e) request or propose that Commerce (or its directors, officers, employees or agents), directly or indirectly, amend or waive any provision of this Section 3.2, including this subsection (e);

          (f) agree or offer to take, or encourage or propose (publicly or otherwise) the taking of, any action referred to in clauses "(a)", "(b)", "(c)", "(d)" or "(e)" of this sentence;

          (g) assist, induce or encourage any other Person to take any action referred to in clauses "(a)", "(b)", "(c)", "(d)" or "(e)" of this sentence;

          (h) enter into any discussions or arrangements with any third party with respect to the taking of any action referred to in clauses "(a)", "(b)", "(c)", "(d)" or "(e)" of this sentence; or

          (i) vote any capital stock of Commerce in favor of, or initiate, propose or otherwise solicit stockholders of Commerce for the approval of one or more stockholder proposals or induce or attempt to induce any other individual, firm, corporation, partnership, or other entity to initiate any stockholder proposal.

     3.3 Restrictions on Resale; Lockup Agreements. From the date hereof and continuing until the Termination Date, except as provided in the Settlement Agreement, Stockholder shall not sell or transfer the Shares other than in the manner required by, and subject to all other limitations of, Rule 144 under the Securities Act of 1933, as amended ("Rule 144"), as would be applicable to "affiliates" of Commerce (as defined in Rule 144). In addition, Stockholder agrees to enter into any lock-up agreement with respect to the Shares to the extent that the executive officers (as defined under the Securities Exchange Act of 1934, as amended) of Commerce enter into such lock-up agreements.

     3.4 Further Actions and Assurances. From the date hereof and continuing until the Termination Date, the Stockholder shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with Commerce in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. The Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of the Shares.

     3.5 Restrictive Legend. The Stockholder agrees, within 30 days after the date hereof, to surrender to an agent of Commerce, the certificate or certificates representing the Shares, for the sole purpose of the agent affixing thereto an appropriate legend, which will include, without limitation, the following language:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AND STANDSTILL AGREEMENT, DATED NOVEMBER 17, 2005. A COPY OF SUCH VOTING AND STANDSTILL AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS."

     3.6 Continuing Disclosure. The Stockholder covenants that it shall promptly advise Commerce with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have caused a statement made herein to be untrue, or that constitutes a breach or prospective breach of this Agreement.

     3.7 Specific Performance. The Stockholder acknowledges and agrees that (a) the covenants, obligations and agreements of the Stockholder contained in this Agreement relate to special, unique and extraordinary matters and (b) a violation of any of the terms of such covenants, obligations or agreements will cause Commerce irreparable injury for which adequate remedies are not available at law. Therefore, the Stockholder agrees that Commerce shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain the Stockholder from committing any violation of such covenants, obligations or agreements or to enforce specifically terms and provisions hereof. These injunctive remedies are cumulative and in addition to any other rights and remedies Commerce may have.

                                   ARTICLE 4

                               GENERAL PROVISIONS

     4.1 Fees and Expenses. Except as contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

     4.2 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

     4.3 Entire Agreement. This Agreement (including the documents set forth in any Schedules hereto) contains the entire understanding of the parties with respect to the transactions contemplated hereby.

     4.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     4.5 Notices. All notices, consents, requests, instructions, approvals and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) if personally delivered; (b) if sent by telecopy or facsimile (except for legal process); or (c) if mailed by overnight or by first class, certified or registered mail, postage prepaid, return receipt requested, and properly addressed as follows:

                                    Commerce:

                                 600 Anton Blvd.
                                   Suite 2000
                          Costa Mesa, California 92626
                       Attention: Chief Executive Officer
                               Phone: 714-259-2500
                                Fax: 714-259-2501
                                 with a copy to:

                      Paul, Hastings, Janofsky & Walker LLP
                              695 Town Center Drive
                                Seventeenth Floor
                          Costa Mesa, California 92626
                      Attention: John F. Della Grotta, Esq.
                            Facsimile: (714) 979-1921
                            Telephone: (714) 668-6200

                                the Stockholder:

                                  Peter Weigand
                                  12136 Skyline
                           Santa Ana, California 92705
                            Facsimile: (714) 731-0731

Such addresses may be changed, from time to time, by means of a notice given in the manner provided above. Notice will conclusively be deemed to have been given when personally delivered (including, but not limited to, by messenger or courier); or if given by mail, on the third day after being sent by first class, certified or registered mail; or if given by Federal Express or other similar overnight service, on the date of delivery; or if given by telecopy or facsimile machine during normal business hours on a business day, when confirmation of transmission is indicated by the sender's machine; or if given by telecopy or facsimile machine at any time other than during normal business hours on a business day, the first business day following when confirmation of transmission is indicated by the sender's machine. Notices, requests, demands and other communications delivered to legal counsel of any party hereto, whether or not such counsel shall consist of in-house or outside counsel, shall not constitute duly given notice to any party hereto.

     4.6 Amendments; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach.

     4.7 Cooperation. The Stockholder and Commerce agree to take, or cause to be taken, all such further or other actions as shall reasonably be necessary to make effective and consummate the transactions contemplated by this Agreement.

     4.8 Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     4.9 Governing Law. This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of California as such laws apply to agreements among California residents made and to be performed entirely within the State of California.

     4.10 Venue. The parties hereby agree that all actions or proceedings arising directly or indirectly hereunder, whether instituted by the Executive or Commerce and its Related Entities, shall be litigated in courts having situs within the State of California, County of Orange, and the each of the parties hereby expressly consents to the jurisdiction of any local, state or federal court located within said state and county, and consent that any service of process in such action or proceeding may be made by personal service upon the parties wherever such parties may be located, respectively, or by certified or registered mail directed to the Executive at his/its last known address. The parties hereby waive any objection based on forum non conveniens and any objection to venue of any action instituted hereunder.

     4.11 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OR ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.11.

                                    ARTICLE 5

                                   DEFINITIONS

     5.1 For purposes of this Agreement, unless otherwise specified in the Agreement, the following terms shall have the following meanings:

     Affiliate: the "Affiliate" of a Person shall mean any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person.

     Agreement: is defined in the introductory paragraph to this Agreement.

     Board: is defined in Section 3.1 of this Agreement

     Commerce and its Related Entities: is defined in the recitals to this Agreement.

     Common Stock: is defined in the recitals to this Agreement.

     Consent: any consent, approval, waiver, agreement, license, or report or notice to, any Person.

     Governmental Approval: means any consent, approval, authorization, waiver, permit, concession, franchise, agreement, license, exemption or order of, declaration or filing with, or report or notice to, any Governmental Authority.

     Governmental Authority: means any federal, state, local or foreign court, legislative, executive or regulatory authority or agency.

     Law: all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, (b) Governmental Approvals and (c) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

     Person: any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or department or agency of a government.

     Securities Act: the Securities Act of 1933, as amended.

     IN WITNESS WHEREOF, the Stockholder and Commerce have caused this Agreement to be duly executed with effect from the day and year first above written.

COMMERCE ENERGY GROUP, INC.


By:
    ---------------------------------
    Steven S. Boss
    Chief Executive Officer


-------------------------------------
PETER WEIGAND

                      [Signature page to Voting Agreement]

                                    Exhibit F

                            INDEMNIFICATION AGREEMENT

     This Indemnification Agreement (this "Agreement") is made and entered into and is effective as of July 1, 2004, by and between Commerce Energy Group, Inc., a Delaware corporation (the "Corporation"), and Peter Weigard, an individual ("Indemnitee").

                                    RECITALS

     A. Indemnitee performs a valuable service to the Corporation in his capacity as a director and officer of the Corporation.

     B. The Amended and Restated Certificate of Incorporation (the "Certificate") and the Bylaws (the "Bylaws") of the Corporation provide for the indemnification of the officers and directors of the Corporation as authorized by the Delaware General Corporation Law, as amended (the "DGCL").

     C. The Certificate, the Bylaws and the DGCL, by their non-exclusive nature, permit contracts between the Corporation and its directors, officers, employees and other agents with respect to indemnification of such persons.

     D. In accordance with the authorization provided by the Certificate, the Bylaws and the DGCL, the Corporation is entitled to purchase a policy or policies of directors' and officers' liability insurance covering certain liabilities which may be incurred by its directors and officers in the performance of their duties to the Corporation.

     E. As a result of developments affecting the terms, scope and availability of such insurance, there exists general uncertainty as to the extent of protection afforded such persons by such Insurance and by statutory and bylaw indemnification provisions.

     F. In order to induce Indemnitee to continue to serve as a officer and director of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Indemnitee.

                                    AGREEMENT

     1. Indemnity of Indemnitee. The Corporation shall hold harmless, indemnify and advance expenses to Indemnitee as provided in this Agreement and to the fullest extent authorized, permitted or required by the provisions of the Certificate, the Bylaws and the DGCL, as the same may be amended from time to time (but, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than were permitted by the Certificate, the Bylaws or the DGCL prior to adoption of such amendment); provided, however, that the Corporation shall not indemnify Indemnitee in connection with any proceeding, (or part thereof) initiated by Indemnitee, or any proceeding by Indemnitee against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding, was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the DGCL, or (iv) the proceeding is initiated with respect to a proceeding to enforce rights to indemnification pursuant to Section 8 hereof. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other sections of this Agreement.

     2. Additional Indemnity. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 3 hereof, the Corporation hereby further agrees to hold harmless and indemnify Indemnitee:

          (a) Against all liabilities, losses, expenses (including attorney's fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement actually and reasonably incurred or suffered by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he is a party or a witness, by reason of the fact that Indemnitee is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent.

          (b) Otherwise to the fullest extent as may be provided to Indemnitee by the Corporation under the non-exclusivity provisions of the DGCL.

     3. Limitations on Additional Indemnity. No indemnity pursuant to Section 2 hereof shall be paid by the Corporation:

          (a) On account of any claim against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

          (b) On account of Indemnitee's conduct that was knowingly fraudulent or deliberately dishonest, or that constituted willful misconduct;

          (c) On account of, or attributable to, Indemnitee's conduct that constituted a breach of Indemnitee's duty of loyalty to the Corporation or resulted in any personal profit or advantage to which Indemnitee was not legally entitled;

          (d) For which payment has actually been made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

          (e) The payment of which by the Corporation under this Agreement is not permitted by applicable law;

          (f) If indemnification is not lawful (and, in this respect, both the Corporation and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication) or is prohibited by any applicable state securities laws with respect to any violation of applicable federal or state securities laws; or

          (g) In connection with any proceeding, (or part thereof) initiated by Indemnitee, or any proceeding by Indemnitee against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding, was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the DGCL, or (iv) the proceeding is initiated pursuant to Section 8 hereof.

     4. Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee is a director, officer, employee or other agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrative, administrative or investigative, by reason of the fact that Indemnitee was (i) a director of the Corporation or (ii) serving in any other capacity referred to herein, and shall inure to the benefit of Indemnitee's heirs, executors and administrators.

     5. Partial Indemnification. Indemnitee shall be entitled under this Agreement to indemnification by the Corporation for a portion of the expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Indemnitee becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section 2 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Corporation shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

     6. Notification and Defense of Claim. Not later than thirty (30) days after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a claim in respect thereto is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Indemnitee notifies the Corporation of the commencement thereof

          (a) The Corporation will be entitled to participate therein at its own expense;

          (b) Except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Corporation to Indemnitee of its election to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Indemnitee shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless
(i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Indemnitee's separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

          (c) The Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent which may be given or withheld in Indemnitee's sole discretion.

     7. Expenses. The Corporation shall pay the expenses incurred by Indemnitee in defending any proceeding in advance of its final disposition, provided that, to the extent required by the DGCL, the payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by Indemnitee to repay all amounts advanced if it should be ultimately determined by final judicial decision from which there is no further right to appeal that Indemnitee is not entitled to be indemnified under this Agreement or otherwise.

     8. Enforcement. Any right to indemnification or advances granted by this Agreement to Indemnitee shall be enforceable by or on behalf of Indemnitee only in the Chancery Court of the State of Delaware if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within sixty (60) days of request therefor. Indemnitee, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under
Section 2 hereof (other than an action brought to enforce a claim for advancement of expenses pursuant to Section 7 hereof, provided that the required undertaking has been tendered to the Corporation) that Indemnitee is not entitled to indemnification because of the limitations set forth in Section 3 hereof, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or its shareholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its shareholders) that such indemnification is improper, shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise.

     9. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

     10. Non Exclusivity of Rights. The rights conferred on Indemnitee by this Agreement shall not be exclusive of any other right which Indemnitee may have or hereafter acquire under any statute, provision of the Certificate, the Bylaws, agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

     11. Survival of Rights.

          (a) The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to be a director, officer, employee or other agent of the Corporation or to serve at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Indemnitee's heirs, executors and administrators.

          (b) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

     12. Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify Indemnitee to the fullest extent provided by the Certificate, the Bylaws, the DGCL or any other applicable law.

     13. Consent to Jurisdiction. The Corporation and Indemnitee each hereby irrevocably consent to the jurisdiction of the Court of the State of Delaware for all purposes in connection with any action or proceeding, which arises out of or relates to this Agreement, and agree that any action instituted under this Agreement shall be brought only in the Chancery Courts of the State of Delaware.

     14. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

     15. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

     16. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

     17. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     18. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such notice or other communication shall have been directed, or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

          (a)  If to Indemnitee, to:

               Peter Weigand
               12136 Skyline Drive
               ------------------------------------
               Santa Ana, CA 92705
               ------------------------------------

          (b)  If to the Corporation, to:

               Commerce Energy Group, Inc.
               600 Anton Boulevard, Suite 2000
               Costa Mesa, CA 92626
               Attn: Chairman of the Board

or to such other address(es) as may have been furnished to/by Indemnitee to/by the Corporation.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Indemnification Agreement as of the day and year first above written.
                                        /S/ PETER WEIGAND
"Indemnitee"                            ----------------------------------------
                                        Peter Weigand

"Corporation"                           COMMERCE ENERGY GROUP, INC.,
                                        a Delaware corporation


                                        By: /S/ IAN B. CARTER
                                            ------------------------------------
                                        Name:   IAN B. CARTER
                                              ----------------------------------
                                        Title:   CEO
                                               ---------------------------------

                                    Exhibit G

                            AGREEMENT NOT TO COMPETE

     THIS AGREEMENT NOT TO COMPETE (this "AGREEMENT") is entered into as of April 1, 2004 by and among Commonwealth Energy Corporation, a California Corporation ("COMMONWEALTH"), Commerce Energy Group, Inc., a Delaware corporation and wholly owned subsidiary of Commonwealth ("COMMERCE"), and Mr. Peter Weigand, an individual ("EXECUTIVE"), and is made with reference to that certain Agreement and Plan of Merger dated as of March 29, 2004 ("MERGER AGREEMENT") by and among Commonwealth, Skipping Stone Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Commonwealth ("MERGER SUB"), Skipping Stone Inc., a Delaware corporation ("SKIPPING STONE") and the holders of Skipping Stone's common stock, par value $0.0001 per share ("SKIPPING STONE COMMON STOCK").

     Unless otherwise defined in this Agreement, capitalized terms used herein have the meaning given such terms in the Merger Agreement.

                                   Background

A. Executive is President of Commonwealth and the record holder and beneficial owner of 992,479 shares of Skipping Stone Common Stock representing 67.6% of the outstanding Skipping Stone Common Stock.

B. In addition to being President of Commonwealth, Executive also is President of Commerce.

C. At the Effective Time, Merger Sub will merge with and into Skipping Stone and the Surviving Corporation will be a wholly owned subsidiary of Commonwealth.

D. At the Effective Time, each share of Skipping Stone Common Stock owned by Executive will automatically convert into such number of shares of Commonwealth's common stock as Executive is entitled to receive pursuant to the Merger Agreement.

E. The parties hereto agree that it would be detrimental to Commonwealth, Commerce and their respective Affiliates if Executive, directly or indirectly, were to engage in the business conducted by Commonwealth, Commerce or any of their respective Affiliates following termination of Executive's employment by Commonwealth, Commerce or any of their respective Affiliates.

                              Terms and Conditions

     1. Non-Competition.

     (a) Other than in his capacity as an employee of Commonwealth, Commerce or any of their respective Affiliates, from the date hereof until twelve (12) months after Executive is no longer employed by Commonwealth, Commerce or any of their respective Affiliates (the "NON-COMPETE TERM"), Executive will not within the Territory, either directly or indirectly, and will not permit any Covered Entity to, either directly or indirectly, engage or participate in any business or enterprise which has a physical presence in the Territory (by means of an office, personnel or otherwise) and which is in the business of retail commodity marketing or marketing energy efficient products or back office services ("PROHIBITED ACTIVITIES").

     (b) A "COVERED ENTITY" means every Affiliate of Executive and every business, association, trust, entity, corporation, partnership or proprietorship in which Executive or any Affiliate of Executive has an ownership interest or profit sharing percentage of five percent (5%) or more, or a firm from which Executive or any Affiliate of Executive receives or is entitled to receive income or compensation, or in which Executive or any Affiliate of Executive has an interest as a lender. The agreements of Executive contained herein also apply to each entity which is a Covered Entity at the time it is in violation of this Agreement.

     (c) Executive and any Covered Entity will be deemed to be engaging or participating in competition prohibited by this Agreement if Executive or a Covered Entity contracts with, consults with, advises or assists (financially or otherwise) any other party to engage in activities which may not, consistent with this Agreement, be undertaken directly by Executive or a Covered Entity, whether or not such contract, consultation, advice or assistance is for explicitly stated compensation.

     (d) "AFFILIATE" means, with respect to any party, any corporation, company, partnership, joint venture and/or firm which controls, is controlled by or is under common control with such party. "CONTROL" means (i) in the case of corporate entities, direct or indirect ownership of at least twenty-five percent (25%) of the stock or participating shares entitled to vote for the election of directors; and (ii) in the case of non-corporate entities (such as limited liability companies, partnerships or limited partnerships), either (A) direct or indirect ownership of at least twenty-five percent (25%) of the equity interest, or (B) the power to direct the management and policies of the noncorporate entity.

     (e) "TERRITORY" means the United States of America.

     2. Non-Solicitation of Employees. During the Non-Compete Term, Executive will not, either directly or indirectly, and will not permit any Covered Entity to, either directly or indirectly, hire, solicit, take away, or attempt to hire, solicit or take away (either on behalf of Executive or on behalf of any other person or entity) any person (a) who is then an employee of Commonwealth, Commerce or any of their respective Affiliates, or (b) who has terminated his or her employment by Commonwealth, Commerce or by any of their respective Affiliates without the consent of such employer, within one hundred eighty (180) days of such termination.

     3. Non-Solicitation of Customers and Suppliers. During the Non-Compete Term, Executive will not, directly or indirectly, and will not permit any Covered Entity to, either directly or indirectly, with respect to each and every individual, corporation, partnership, company or other association that during Executive's term of employment by Commonwealth, Commerce or any of their respective Affiliates (a) has obtained or contracted to obtain goods or services from Commonwealth, Commerce or their respective Affiliates (a "CUSTOMER") and with which Executive had contact during his term of employment by Commonwealth, Commerce or any of their respective Affiliates, or (b) became known to Executive as a Customer or potential Customer of Commonwealth, Commerce or any of their respective Affiliates in any manner and whose name and/or address would constitute proprietary or confidential information or (c) has a contractual relationship with Commonwealth, Commerce or any of their respective Affiliates to provide intellectual property, technology, goods or services to be utilized in the business of Commonwealth, Commerce or any of their respective Affiliates (a "SUPPLIER"), solicit, call upon, divert or take away such Customer or potential Customer or Supplier as a client, customer or supplier on his behalf or on behalf of any other individual, corporation, company, partnership or other association conducting a business substantially similar to the Prohibited Activities or cause or attempt to cause such Customer or potential Customer or Supplier to redirect, terminate, limit, modify or fail to enter into any actual or potential relationship with Commonwealth, Commerce or any of their respective Affiliates involving the business of Commonwealth, Commerce or any of their respective Affiliates, notwithstanding that any such Customer, potential Customer or Supplier may have been induced to give his or its patronage to Commonwealth, Commerce or any of their respective Affiliates by the solicitation by Executive or by someone on Executive's behalf.

     4. Enforcement. Executive acknowledges that a breach of this Agreement by Executive or any Covered Entity will cause serious and potentially irreparable harm to Commonwealth, Commerce and each of their respective Affiliates. Executive therefore acknowledges that a breach of this Agreement by him or any Covered Entity cannot be adequately compensated in an action for damages at law, and equitable relief would be necessary to protect Commonwealth, Commerce and each of their respective Affiliates from a violation of this Agreement and from the harm which this Agreement is intended to prevent. By reason thereof, Executive acknowledges on behalf of himself and each Covered Entity that Commonwealth, Commerce and each of their respective Affiliates are entitled, in addition to any other remedies they may have under this Agreement or otherwise, to seek preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement. Executive acknowledges, however, that no specification in this Agreement of a specific legal or equitable remedy may be construed as a waiver of or prohibition against pursuing other legal or equitable remedies in the event of a breach of this Agreement by Executive or any Covered Entity.

     5. Survival. All recitals, covenants, commitments and agreements of any of the parties made in this Agreement shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated in the Merger Agreement.

     6. Binding Effect; Successors and Assigns. This Agreement may be assigned by Commonwealth or Commerce if such assignment is accompanied by the sale of the stock of such assigning party or of the Surviving Corporation, or of substantially all of the assets of the assigning party or of the Surviving Corporation. The terms and provisions set forth in this Agreement inure to the benefit of and are enforceable by Commonwealth, Commerce and their respective successors, assigns, and successors-in-interest, including without limitation any corporation with which Commonwealth or Commerce, as the case may be, may be merged or by which either may be acquired, or which may be the acquiring corporation in an asset sale transaction or other form of corporate reorganization with respect to Commonwealth or Commerce, provided, however, any provision of the foregoing to the contrary notwithstanding, that the terms of this Agreement shall be of no further force or effect upon the occurrence of a Change in Control as defined in Executive's employment agreement, dated as of March [29], 2004 with Commonwealth and Commerce. This Agreement may not be assigned by Executive.

     7. Severability. In the event that any provision or term of this Agreement, or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographic and temporal restrictions and provisions contained in this Agreement) is held to be unenforceable or invalid for any reason, such provision or portion thereof will be modified or deleted in such a manner as to make this Agreement, as modified, legal and enforceable to the fullest extent permitted under applicable laws.

     8. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of law principles thereof.

     9. Venue. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of California, Orange County, and/or the United States District Court for the Southern District of California for any actions, suits, controversies or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth above shall be effective service of process for any action, suit or proceeding brought against the parties in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit, controversies or proceeding arising out of this agreement or the transactions contemplated hereby, in the courts of the State of California, Orange County and/or the United States District Court for the Southern District of California, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient or improper forum.

     10. Notices. All notices, claims, requests, demands, and other communications hereunder ("NOTICES") shall be in writing and shall be deemed to have been given if personally delivered or if sent by telecopy or facsimile or mailed by overnight, commercial air courier service or by first class, registered or certified mail, postage prepaid, and properly addressed as follows:

     if to Commonwealth or Commerce:

          Mr. Ian B. Carter
          Chairman of the Board and Chief Executive Officer
          Commonwealth Energy Corporation and Commerce Energy Group 15901 Red Hill Avenue, Suite 100
          Tustin, California 92780
          Phone: (714) 259-2503
          Fax: (714) 259-2598

     with a copy to (which copy shall not constitute notice):

          Paul, Hastings, Janofsky & Walker LLP
          Attn: John F. Della Grotta, Esq.
          695 Town Center Drive
          Seventeenth Floor
          Costa Mesa, California 92626
          Phone: (714) 668-6210
          Fax: (714) 668-6310

     if to Executive:

          Mr. Peter Weigand
          President
          Commonwealth Energy Corporation and Commerce Energy Group 15901 Red Hill Avenue, Suite 100
          Tustin, California 92780
          Phone: (714) 259-2503
          Fax: (714) 259-2598
     with a copy to (which shall not constitute notice):

          Stroock & Stroock & Lavan LLP
          Attn: Michael S. Shenberg, Esq.
          180 Maiden Lane
          New York, New York 10038-4892
          Phone: (212) 806-5831
          Fax: (212) 806-6006

Any party may change its address for the purpose of this Article by giving the other parties written notice of the new address in the manner set forth above. Notice will conclusively be deemed to have been given when personally delivered, or if given by mail, on the second day after being sent by an overnight, commercial air courier service or on the fifth day after being sent by first class, registered or certified mail, or if given by telecopy or facsimile machine, when confirmation of transmission is indicated by the sender's telecopy or facsimile machine.

     11. Miscellaneous Terms.

     (a) The headings contained in this Agreement are for reference purposes only, are not necessarily descriptive of the paragraphs to which they relate and shall not affect the meaning or interpretation of this Agreement.

     (b) No change, modification, addition or amendment to this Agreement will be valid unless in writing and signed by the party against which enforcement of such change, modification, addition or amendment is sought.

     (c) The parties agree to cooperate in good faith to accomplish the objectives of this Agreement and, to that end, agree to execute and/or deliver from time to time such other and further instructions and documents and to take such other actions as may be reasonably necessary or convenient to fulfillment of these purposes.

     (d) No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be, or may be construed as, a further or continuing waiver of any such term, provision or condition.

     (e) In the event of any dispute concerning the interpretation of this Agreement or its enforcement, or any proceeding arising out of or in connection with an alleged or actual breach of this Agreement, the prevailing party will be entitled to recover, in addition to any other relief obtained or awarded, any reasonable attorneys' fees and expenses incurred in relation to such dispute, enforcement or proceeding.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized respective officers as of the date first written above.

COMMONWEALTH ENERGY CORPORATION


By: /S/ IAN B. CARTER
    ---------------------------------
Name: Ian B. Carter
Title: Chairman and Chief Executive
       Officer


COMMERCE ENERGY GROUP, INC.


By: /S/ IAN B. CARTER
    ---------------------------------
Name: Ian B. Carter
Title: Chief Executive Officer,
       President and Treasurer

EXECUTIVE


By: /S/ PETER WEIGAND
    ---------------------------------
    Mr. Peter Weigand

                                    Exhibit H

                AGREEMENT NOT TO ENGAGE IN PROHIBITED ACTIVITIES

     This Agreement not to Engage in Prohibited Activities (the "Agreement") is entered into as of October 8, 2005 by and among by and among Commerce Energy, Inc., formerly known as Commonwealth Energy Corporation ("Commonwealth"), Commerce Energy Group, Inc. ("CEG," and together with Commonwealth, the "Company") and Peter Weigand, an individual (the "Executive")(hereinafter collectively referred to as "the parties").

     WHEREAS, the parties entered into a certain Executive Employment Agreement dated as of April 1, 2004 (the "Employment Agreement," the defined terms of which shall be used in this Agreement unless otherwise defined herein);

     WHEREAS, pursuant to Section 5(d) of the Employment Agreement, Executive's employment with the Company has been terminated without Cause, effective as of October 8, 2005 (the "Termination Date");

     WHEREAS, as a result of the termination of Executive's employment without Cause, Executive is entitled to certain severance payments under Section 7(c) of the Employment Agreement if Executive voluntarily elects and agrees not to engage in Prohibited Activities (as defined in the Employment Agreement) for a period of six (6) months after the date of such termination of employment;

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1. Agreement Not to Engage in Prohibited Activities. Employee hereby voluntarily elects and agrees not to engage in Prohibited Activities (as defined in the Employment Agreement) for a period of six (6) months after the Termination Date.

     2. Severance Payments. The Company hereby acknowledges its obligation to make severance payments to Executive in accordance with Section 7(c) of the Employment Agreement.

     3. Effect of Agreement. The Employment Agreement remains in full force and effect without any changes, amendments or modifications. Nothing in this Agreement shall be construed to change, amendment or modify that certain Agreement Not to Compete, dated as of April 1, 2004, by and among Commonwealth, CEG and Executive, which remains in full force and effect in accordance with its terms.

     4. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5. Further Acts. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                        COMMERCE ENERGY, INC.


                                        By: /S/ STEVEN S. BOSS
                                            ------------------------------------
                                        Name: Steven S. Boss
                                        Title: Chief Executive Officer


                                        COMMERCE ENERGY GROUP, INC.


                                        By: /S/ STEVEN S. BOSS
                                            ------------------------------------
                                        Name: Steven S. Boss
                                        Title: Chief Executive Officer

                                        /S/ PETER WEIGAND
                                        ----------------------------------------
                                        PETER WEIGAND
                                        10-7-05

                                    Exhibit I

                                 AMENDMENT NO. 1
                        TO EXECUTIVE EMPLOYMENT AGREEMENT

     This Amendment No. 1 to Executive Employment Agreement (this "Amendment") is entered into as of November 17, 2005, by and among Commerce Energy Group, Inc. ("CEG"), Commerce Energy, Inc. (formerly, Commonwealth Energy Corporation, and herein after referred to as "Commerce" and, together with CEG, the "Company") and Peter Weigand ("Executive"). All capitalized terms used but not defined herein shall have the meaning given to them in the Agreement (defined below).

                                    RECITALS

     WHEREAS, the parties hereto desire to amend the Executive Employment Agreement, dated as of April 1, 2004 (the "Agreement"), by and among the CEG, Commerce and Executive, pursuant to the terms set forth herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

1. Section 7(c)(ii) of the Agreement is hereby amended and restated in its entirety as follows:

               If Executive voluntarily elects and agrees not to engage in Prohibited Activities (as hereinafter defined) for a period of six (6) months after the date of such termination of employment, the Company shall pay Executive as additional compensation for the periods subsequent to the termination date, the amount of five hundred sixty-six thousand six hundred sixty-six dollars and sixty-six cents ($566,666.66) in cash, which is equal to Executive's annual Base Salary of $400,000, divided by 12 and then multiplied by 17 (the "Severance Amount"). The Severance Amount shall be payable in a lump sum on April 10, 2006 (which is the first business day after the expiration of the six month period commencing on the day after the Termination Date, as defined in the Settlement Agreement and General Release among Executive, CEG and Commerce). If Executive does not so voluntarily elect and agree or otherwise engages in such Prohibited Activities, then Executive's eligibility to receive the post-employment benefits provided for in this Section 7(c)(ii) shall immediately thereafter terminate. For purposes of this Agreement, "Prohibited Activities" shall mean directly or indirectly engaging as an owner, employee, consultant or agent of any company that competes in deregulated markets with the Company in the marketing of natural gas and/or electricity to retail customers. It is expressly understood that direct employment by a regulated utility company with or without an unregulated retail marketing subsidiary would not be a Prohibited Activity, while employment by or engaging in such activities with an unregulated retail marketing subsidiary of the same utility company would be a Prohibited Activity.

2. If Executive exercises his right to revoke Sections 6, 12 and 14 of the Settlement Agreement and General Release (the "Settlement Agreement") by and between the Executive, CEG and Commerce dated November 17, 2005 pursuant to Section 15(c) thereof, which exercise must be effected by a writing signed by Executive and delivered to CEG's Chief Executive Officer before the close of business on the seventh calendar day after Executive signs the Settlement Agreement, then this Amendment shall simultaneously become null and void.

3.   No other provisions of the Agreement are affected by this Amendment.

                             [Signatures to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

                                        COMMERCE ENERGY GROUP, INC.


                                        ----------------------------------------
                                        Steven S. Boss
                                        Chief Executive Officer


                                        COMMERCE ENERGY, INC.
                                        (FORMERLY, COMMONWEALTH ENERGY
                                        CORPORATION)


                                        ----------------------------------------
                                        Steven S. Boss
                                        Chief Executive Officer

                                        EXECUTIVE


                                        ----------------------------------------
                                        Peter Weigand

                                    Exhibit J

                                 AMENDMENT NO. 1
                           TO AGREEMENT NOT TO COMPETE

     This Amendment No. 1 to Agreement Not to Compete (this "Amendment") is entered into as of November 17, 2005, by and among Commerce Energy Group, Inc. ("Commerce"), Commonwealth Energy Corporation (the name of which has been changed to Commerce Energy, Inc. and which will hereinafter be referred to as "Commonwealth") and Peter Weigand ("Executive"). All capitalized terms used but not defined herein shall have the meaning given to them in the Agreement (defined below).

                                    RECITALS

     WHEREAS, the parties hereto desire to amend the Agreement Not to Compete, dated as of April 1, 2004 (the "Agreement"), by and among Commerce, Commonwealth and Executive, pursuant to the terms set forth herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

1. Section 1(a) of the Agreement is hereby amended and restated in its entirety as follows:

               Other than in his capacity as an employee of Commonwealth, Commerce or any of their respective Affiliates, until October 9, 2006 (the "NON COMPETE TERM"), Executive will not, within the Territory, either directly or indirectly, and will not permit any Covered Entity to engage in any Prohibited Activities. For purposes of this Agreement, "PROHIBITED ACTIVITIES" shall mean either directly or indirectly, engaging as an owner, employee, consultant or agent of any company that competes in deregulated markets with Commonwealth or Commerce in the marketing of natural gas and/or electricity to retail customers. It is expressly understood that direct employment by a regulated utility company with or without an unregulated retail marketing subsidiary would not be a Prohibited Activity, while employment by or engaging in such activities with an unregulated retail marketing subsidiary of the same utility company would be a Prohibited Activity.

2. If Executive exercises his right to revoke Sections 6, 12 and 14 of the Settlement Agreement and General Release (the "Settlement Agreement") by and between Executive, Commerce and Commonwealth dated November 17, 2005 pursuant to Section 15(c) thereof, which exercise must be effected by a writing signed by Executive and delivered to Commerce's Chief Executive Officer before the close of business on the seventh calendar day after Executive signs the Settlement Agreement, then this Amendment shall simultaneously become null and void.

3.   No other provisions of the Agreement are affected by this Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

                                        COMMERCE ENERGY GROUP, INC.


                                        ----------------------------------------
                                        Steven S. Boss
                                        Chief Executive Officer


                                        COMMERCE ENERGY, INC.
                                        (FORMERLY, COMMONWEALTH ENERGY
                                        CORPORATION)


                                        ----------------------------------------
                                        Steven S. Boss
                                        Chief Executive Officer

                                        EXECUTIVE


                                        ----------------------------------------
                                        Peter Weigand

                                    Exhibit K

                               AMENDMENT NO. 1 TO
                AGREEMENT NOT TO ENGAGE IN PROHIBITED ACTIVITIES

     This Amendment No. 1 to Agreement not to Engage in Prohibited Activities (this "Amendment") is entered into as of November 17, 2005 by and among by and among Commerce Energy, Inc., formerly known as Commonwealth Energy Corporation ("Commonwealth"), Commerce Energy Group, Inc. ("CEG," and together with Commonwealth, the "Company") and Peter Weigand, an individual (the "Executive") (hereinafter collectively referred to as "the parties").

                                    RECITALS

     WHEREAS, the parties desire to amend the Agreement Not to Engage in Prohibited Activities, dated as of October 8, 2005 (the "Agreement"), by and among Commonwealth, CEG and Executive, pursuant to the terms set forth herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

1. Section 1 of the Agreement is hereby amended and restated in its entirety as follows:

               Employee hereby voluntarily elects and agrees not to engage in Prohibited Activities (as defined in Amendment No. 1 to Executive Employment Agreement by and among CEG, Commonwealth and Executive) for a period ending on April 9, 2006.

2.   No other provisions of the Agreement are affected by this Amendment.

3. If the Executive exercises his right to revoke Sections 5, 11 and 13 of the Settlement Agreement and General Release (the "Settlement Agreement") by and between the Executive, Commerce and CEG, dated November 17, 2005, pursuant to Section 14(c) thereof, which exercise must be effected by a writing signed by the Executive and delivered to CEG's Chief Executive Officer before the close of business on the seventh calendar day after the Executive signs the Settlement Agreement, then this Amendment shall simultaneously become null and void.

                             [Signatures to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

                                        COMMERCE ENERGY GROUP, INC.


                                        ----------------------------------------
                                        Steven S. Boss
                                        Chief Executive Officer


                                        COMMERCE ENERGY, INC.
                                        (FORMERLY, COMMONWEALTH ENERGY
                                        CORPORATION)


                                        ----------------------------------------
                                        Steven S. Boss
                                        Chief Executive Officer

                                        EXECUTIVE


                                        ----------------------------------------
                                        Peter Weigand

                                    EXHIBIT L

                  LISTING OF RETAINED CONFIDENTIAL INFORMATION

1. Documents and other materials distributed to the Executive in his capacity as a member of the Board of Directors of Commerce (the "Board").

2. Documents received by Executive in his capacity as a Board member from third-party vendors (such as Houlihan Lokey Howard & Zukin and Mercer Management Consulting) regarding materials supplied to the Board of Directors of Commerce.

3. Drafts of Securities and Exchange Commission Forms 10-K and 10-Q relating to Commerce and its Related Entities.

4. Emails and other correspondence, and attachments thereto, addressed or copied to the Executive in his capacity as a Board member.

5. Copies of agendas, minutes and notes relating to meetings of the Board of Directors of Commerce during Executive's tenure as a Board member.

6. Executed and draft copies of agreements provided to the Executive in his capacity as a Board member.